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FIFTH AMENDED AND RESTATED LOAN AGREEMENT

    This Fifth Amended and Restated Loan Agreement ("AGREEMENT") made as of June 29, 2001 between The J. Jill Group, Inc. (formerly DM Management Company), a Delaware corporation (herein "BORROWER"), on the one hand, and the several financial institutions from time to time party to this Agreement (individually "LENDER" and collectively "LENDERS") and Citizens Bank of Massachusetts ("CITIZENS") as agent for the LENDERS on the other hand.

WITNESSETH:

    WHEREAS, BORROWER and Citizens are parties to that certain Fourth Amended and Restated Loan Agreement dated as of August 7, 2000, as amended by First Amendment dated as of September 22, 2000; by Second Amendment dated as of December 29, 2000; and by Third Amendment dated as of May 16, 2001 (collectively, "LOAN AGREEMENT"); and

    WHEREAS, BORROWER and LENDERS desire that said LOAN AGREEMENT be amended and restated so as to provide for the loans and other financial accommodations by the LENDERS to BORROWER as more particularly hereafter set forth; and

    WHEREAS, LENDERS are willing to provide said loans and financial accommodations, and AGENT is willing to act as agent for the LENDERS but only in accordance with the terms and subject to the conditions of this AGREEMENT.

    NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

    1.01 Capitalized words and phrases in this Agreement shall have the meanings ascribed to them in this Article.

    "ACCOUNTS" shall mean all or any of the BORROWER'S accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the BORROWER from any PERSON for goods or other property sold, leased or exchanged by it or for services rendered by it, or however otherwise established or created, all sums of money and other proceeds due or becoming due thereon, all or any guarantees and security therefor, all right, title and interest of the BORROWER in the goods or services which gave rise thereto and the rights pertaining to such goods, including rights to rescission, replevin, reclamation and stoppage in transit and all rights of an unpaid seller of goods or services and all related insurance, including without limitation the right to payment of any interest or finance charge with respect thereto (whether or not yet earned by performance on the part of the BORROWER), whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the BORROWER. Upon the effectiveness of New Article 9 in any applicable jurisdiction, the term "Account" shall include all accounts as defined under New Article 9.

    "ACCOUNTANTS" shall mean the independent certified public accountants of recognized national standing, who are selected and engaged by the BORROWER and its SPECIAL SUBSIDIARIES and who are reasonably satisfactory to the MAJORITY LENDERS. Any one of the so-called "Big 5" national accounting firms shall be satisfactory to the MAJORITY LENDERS.

    "ADJUSTED LIBOR RATE" shall mean, for any INTEREST PERIOD, an interest rate per annum determined by the AGENT pursuant to the following formula:

ADJUSTED LIBOR RATE	=	LIBOR BASE RATE 1.00 - RESERVE RATE

    "ADVANCE(S)" shall mean the amounts loaned to the BORROWER under Section 2.01 which shall be either LIBOR RATE ADVANCES or PRIME RATE ADVANCES.

    "AFFILIATE" shall mean with respect to any party, (i) each PERSON that controls, is controlled by or is under common control with such party, (ii) each PERSON that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the stock of such party, and (iii) each of such party's officers, directors, members, joint venturers and partners. For the purpose of this definition, "control" of a PERSON shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

    "AGENT" shall mean CITIZENS or any AFFILIATE of CITIZENS or any successor thereto as provided herein.

    "AGENT'S PAYMENT OFFICE" means the address set forth in Section 12.02(c) or such other address as the AGENT may from time to time specify in accordance with Article XII.

    "AGGREGATE COMMITMENT AMOUNT" shall mean the sum of FIFTY MILLION DOLLARS ($50,000,000).

    "AGREEMENT" is defined in the preamble.

    "ASSIGNMENT AND ACCEPTANCE" is defined in Section 20.01(a).

    "ASSIGNMENT NOTICE" is defined in Section 20.01(e).

    "AVAILABILITY PERIOD" shall mean the period commencing on the CLOSING DATE and ending on the TERMINATION DATE.

    "BANK DEPOSITS" shall mean all sums of money on deposit to the credit of the BORROWER and its SPECIAL SUBSIDIARIES at any bank, trust company, national banking association, savings bank, savings and loan association or similar institution.

    "BANKING DAY" shall mean any BUSINESS DAY on which banks are open for business in Boston, Massachusetts.

    "BIRCH POND" shall mean THE BIRCH POND GROUP, INC., a Massachusetts corporation, one hundred percent (100%) of whose capital stock is wholly owned by BORROWER.

    "BORROWER" is defined in the Recitals.

    "BORROWING" shall mean the making of an ADVANCE or the issuance of a LETTER OF CREDIT or a combination thereof.

    "BORROWING DATE" shall mean that date on which an ADVANCE is made or a LETTER OF CREDIT is issued.

    "BORROWING REQUEST" shall mean a request by the BORROWER for a BORROWING in the form of Exhibit 2.02.

    "BUSINESS DAY" shall mean a calendar day other than (a) a Saturday, Sunday or legal holiday in The Commonwealth of Massachusetts, and (b) a calendar day on which banks are not authorized to be open for business in Boston, Massachusetts.

    "CAPITALIZED LEASE OBLIGATION(S)" shall mean all rental obligations which, under GAAP, are required to be capitalized on the books of the BORROWER and its SUBSIDIARIES in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

    "CATALOG(S)" shall mean the CATALOGS and other written offerings of INVENTORY made by the BORROWER and the BORROWER'S SPECIAL SUBSIDIARIES to the general public from time to time and all rights therein.

    "CITIZENS" shall mean Citizens Bank of Massachusetts, which is a LENDER and the AGENT hereunder.

    "CLOSING" is defined in Article XV.

    "CLOSING DATE" shall mean June 29, 2001.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended, supplemented or modified from time to time, and all regulations issued thereunder.

    "COLLATERAL" shall mean all of BORROWER'S and BORROWER'S SPECIAL SUBSIDIARIES' respective personal property, tangible or intangible, including without limitation all ACCOUNTS, BANK DEPOSITS, DOCUMENTS, INVENTORY, GENERAL INTANGIBLES, contracts, CUSTOMER LISTS, INVESTMENT PROPERTY, LEASES, EQUIPMENT, CATALOGS, property and interests described in the STOCK PLEDGE AGREEMENT, rights to the trademark "J. Jill", and other property described in the SECURITY AGREEMENTS, whether now existing or hereafter arising or acquired and wherever located, and all proceeds thereof, including, without limitation, all proceeds of fire and other insurance.

    "COMMITMENT AMOUNT" shall mean, as to each LENDER, the amounts specified in Article V.

    "COMMITMENT PERCENTAGE" shall mean the percentages specified in Article V.

    "CONTINGENT OBLIGATIONS" shall mean any undertaking by the BORROWER or the BORROWER'S SUBSIDIARIES guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations for borrowed money ("PRIMARY OBLIGATIONS") of any other PERSON in any manner, whether directly or indirectly, including, without limitation, any obligations, whether or not contingent: (a) to purchase any such PRIMARY OBLIGATION or any property constituting direct or indirect security therefor; (b) to advance or supply funds(i) for the purchase or payment of any such PRIMARY OBLIGATIONS; or (ii) to maintain working capital or equity capital of such PERSON or otherwise to maintain the net worth or solvency of such PERSON; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such PRIMARY OBLIGATION of the ability of such PERSON to make payment of such PRIMARY OBLIGATION; or (d) otherwise to assure or hold harmless the owner of such PRIMARY OBLIGATION against loss in respect thereof; provided, however, that the term "CONTINGENT OBLIGATION" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

    "COST OF FUNDS REDEPLOYMENT" is defined in Section 4.20.

    "CREDIT BALANCE" shall mean the aggregate unpaid amount of ADVANCES and L/C BALANCE outstanding from time to time.

    "CURRENT FINANCIALS" are described in Section 7.10 hereof.

    "CURRENT PROJECTIONS" are described in Section 7.11 hereof.

    "CUSTOMER LISTS" shall mean each and all of the lists of BORROWER and its SUBSIDIARIES wherein customers of BORROWER and its SUBSIDIARIES are listed, including, without limitation, mailing lists to which CATALOGS are sent from time to time which BORROWER represents to AGENT are proprietary to J. Jill DIRECT, regardless of the media on which any of said lists are stored.

    "DEBT SERVICE COVERAGE" shall hereafter mean the ratio of (A) the aggregate of the consolidated net earnings of BORROWER and its SUBSIDIARIES before interest expense, taxes, depreciation, amortization and rent and lease expense, less (i) taxes paid in cash net of refunds, less (ii) UNFINANCED CAPITAL EXPENDITURES, less (iii) SHAREHOLDER PAYMENTS; to (B) the aggregate of (i) interest expense and (ii) the amounts of all current maturities of long-term debt paid (other than payments made on account of the REVOLVING LOANS), plus (iii) rent and lease expense.

    "DEFAULT" shall mean the occurrence of an event which with the passage of time or the requiring of the giving of notice, or both, may become an EVENT OF DEFAULT.

    "DOCUMENTS" shall mean a document of title as defined in the UCC.

    "DOLLARS" or "$" shall mean lawful currency of the United States of America.

    "ELIGIBLE ASSIGNEE" means (a) a commercial bank or other financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000 or any other institutional lender having a combined capital and surplus of at least $200,000,000 regularly involved in commercial or corporate finance or investment activities which is organized under the Laws of the United States or any state thereof; or (b) a PERSON that is primarily engaged in the business of commercial banking and that is (i) a subsidiary of a LENDER; (ii) a subsidiary of a PERSON of which a LENDER is a subsidiary or (iii) a PERSON of which a LENDER is a subsidiary.

    "ENVIRONMENTAL LAW(S)" shall mean any and all present and future federal, state and local laws, rules and regulations, and any orders and decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic (all as defined in such applicable laws, rules and regulations) or HAZARDOUS MATERIAL into the environment.

    "EQUIPMENT" shall mean and include, without limitation, all of BORROWER'S and the SPECIAL SUBSIDIARIES' "Equipment" as such term is defined under the UCC, including, without limitation, all of BORROWER'S and the SPECIAL SUBSIDIARIES' respective tangible personal property utilized in the conduct of BORROWER'S business, and the SPECIAL SUBSIDIARIES' business(es), all replacements and substitutions therefor, and all accessions thereto, and including, without in any way limiting the generality of the foregoing, all of BORROWER'S and the SPECIAL SUBSIDIARIES' respective machinery, equipment, furniture, trade fixtures and motor vehicles, but excluding therefrom INVENTORY, as said term is defined in the UCC. Upon the effectiveness of New Article 9 in any applicable jurisdiction, the term "EQUIPMENT" shall have the meaning ascribed to it under New Article 9.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or modified from time to time, and all regulations issued thereunder.

    "EVENT OF DEFAULT" is defined in Article X.

    "FINANCING AGREEMENTS" shall mean, collectively, this AGREEMENT, all promissory notes executed and delivered hereunder, each L/C APPLICATION, the GUARANTIES, the SECURITY AGREEMENTS, the STOCK PLEDGE AGREEMENT, all as amended from time to time, and all other agreements executed and delivered by the BORROWER and the SPECIAL SUBSIDIARIES hereunder, including any additional agreements granting a LIEN, and all other agreements of every kind and nature now or hereafter in force between any LENDER and the BORROWER or between any LENDER and any SPECIAL SUBSIDIARY or between AGENT and the BORROWER or between AGENT and any SPECIAL SUBSIDIARY relating to the OBLIGATIONS, as the same may have been or may, from time to time, be amended or supplemented.

    "FISCAL YEAR" shall mean the fiscal year of the BORROWER.

    "GAAP" shall mean generally accepted accounting principles as in effect from time to time and applied with respect to the preparation of financial statements.

    "GENERAL INTANGIBLES" shall mean all of BORROWER'S and the SPECIAL SUBSIDIARIES' general intangibles, as such term is defined under the UCC, including, without limitation, all proceeds thereof, and shall also include goodwill, trade secrets, computer programs, CUSTOMER LISTS, trade names, trademarks, patents, rights to tax refunds of every kind and nature and proceeds of each of the foregoing. Upon the effectiveness of New Article 9 in any applicable jurisdiction, the term "General Intangibles" shall have the meaning ascribed to it under New Article 9.

    "GUARANTIES" shall mean joint and several unlimited guaranties of the OBLIGATIONS by each of the SPECIAL SUBSIDIARIES pursuant to instruments in form and substance satisfactory to the AGENT which form is annexed as Exhibit 6.02.

    "HAZARDOUS MATERIAL" shall mean any chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any ENVIRONMENTAL LAW.

    "HANCOCK MORTGAGE" is defined in Section 10.01(m).

    "INDEBTEDNESS" shall mean, at any time, all items which would, in conformity with GAAP, be classified as liabilities on a consolidated balance sheet of BORROWER and its SUBSIDIARIES as at such time, and in any event including (a) indebtedness arising under acceptance facilities, (b) CAPITALIZED LEASE OBLIGATIONS, (c) CONTINGENT OBLIGATIONS and (d) liabilities secured by any LIEN on any property even though the owner of such property has not assumed or otherwise become liable for the payment thereof.

    "INTEREST PAYMENT DATE" shall mean:

    (a) With respect to PRIME RATE ADVANCES, the first day of each month, commencing with the first day of the month next following in which the first PRIME RATE ADVANCE is made.

    (b) With respect to LIBOR RATE ADVANCES, the last day of each INTEREST PERIOD.

    "INTEREST PERIOD" shall mean:

    (a) With respect to each LIBOR RATE ADVANCE: (i) initially, the period (A) commencing on the BORROWING DATE of such ADVANCE, and (B) ending one, two or three months thereafter, as the case may be, as determined in accordance with the provisions of this AGREEMENT; and (ii) thereafter, each subsequent INTEREST PERIOD for such LIBOR RATE ADVANCE shall begin on the last day of the immediately preceding INTEREST PERIOD and shall end one, two or three months thereafter, as the BORROWER may select pursuant to Sections 2.02 or 2.09(b); provided that (A) any INTEREST PERIOD which would otherwise end on a day which is not a BANKING DAY shall end and the next INTEREST PERIOD shall commence on the next preceding day which is a BANKING DAY as determined conclusively by the LENDER in accordance with the then current bank practices in London, England, and (B) any INTEREST PERIOD for a LIBOR RATE ADVANCE that would otherwise extend beyond the TERMINATION DATE shall end on the TERMINATION DATE.

    (b) With respect to each PRIME RATE ADVANCE: the entire period during which such advance is unpaid.

    "INVENTORY" shall mean all of BORROWER'S and the SPECIAL SUBSIDIARIES' "Inventory", as such term is defined under the UCC, including, without limitation, all inventory, merchandise, finished inventory and all other tangible personal property held by BORROWER and its SPECIAL SUBSIDIARIES for sale or lease, furnished or to be furnished under contracts of service, or used or consumed in BORROWER'S and its SPECIAL SUBSIDIARIES' respective business(es). Upon the effectiveness of New Article 9 in any applicable jurisdiction, the term "INVENTORY" shall have the meaning ascribed to it under New Article 9.

    "INVESTMENT PROPERTY" shall mean all of BORROWER'S and the SPECIAL SUBSIDIARIES' "Investment Property" as such term is defined under the UCC, including, without limitation, all securities, securities entitlements and securities accounts, and all other INVESTMENT PROPERTY within the meaning of such term under the UCC.

    "J. Jill DIRECT" shall mean J. Jill DIRECT, INC., a Massachusetts corporation, one hundred percent (100%) of whose capital stock is wholly owned by BORROWER.

    "LEASE(S)" shall mean any right of BORROWER and the SPECIAL SUBSIDIARIES to use real or personal property which property is owned by another.

    "L/C APPLICATION" shall mean the AGENT'S form of letter of credit application and reimbursement agreement (current forms of which are annexed as Exhibit 1.01B.1 and 1.01B.2) in use from time to time, which may be submitted by electronic means or by facsimile transmission.

    "L/C BALANCE shall mean the aggregate undrawn, uncanceled portions of all LETTER(S) OF CREDIT outstanding from time to time and at any time.

    "L/C FEES" are the fees payable under Section 4.03 on account of the issuance, amendment, increase, processing or administration of a LETTER OF CREDIT, and the other charges described or referred to in Section 4.03 but shall not include NEGOTIATION FEES.

    "LENDER" and "LENDERS" have the meanings ascribed thereto in the first paragraph hereof and includes CITIZENS.

    "LETTER(S) OF CREDIT" shall mean LETTER(S) OF CREDIT issued by the AGENT for the account of the BORROWER or any of the SPECIAL SUBSIDIARIES, payable on sight to a beneficiary (i) who is a supplier of goods to the BORROWER or any of the SPECIAL SUBSIDIARIES, which, upon delivery to BORROWER or any of the SPECIAL SUBSIDIARIES, will be INVENTORY and which LETTER(S) OF CREDIT require the delivery and presentation to AGENT at the AGENT'S PAYMENT OFFICE of DOCUMENTS reflecting a sale of such goods to the BORROWER or any of the SPECIAL SUBSIDIARIES, as a condition of AGENT'S payment thereon (a "DOCUMENTARY LETTER OF CREDIT") or (ii) who is or is not a supplier of goods to the BORROWER or any of the SPECIAL SUBSIDIARIES and a condition of payment of a draft under such LETTER OF CREDIT shall be a certification by the beneficiary thereof of a failure by BORROWER or any of the SPECIAL SUBSIDIARIES to pay a financial obligation (a "STAND-BY LETTER OF CREDIT").

    "LIBOR BASE RATE" shall mean, with respect to any LIBOR RATE ADVANCE for any INTEREST PERIOD, the rate per annum determined by the AGENT to be the rate at which deposits in DOLLARS are offered to AGENT in the London Interbank Market at approximately 10:00 a.m. (Boston time) two BUSINESS DAYS prior to the first day of such INTEREST PERIOD for delivery on the first day of such INTEREST PERIOD for a period equal to such INTEREST PERIOD and in an amount substantially equal to the principal amount of the BORROWING of which a LIBOR RATE ADVANCE or LIBOR RATE election is a part.

    "LIBOR MARGIN" shall mean one and three-quarters percent (1.75%) per annum.

    "LIBOR RATE" shall mean, with respect to any INTEREST PERIOD for each LIBOR RATE ADVANCE, an interest rate per annum equal at all times during such INTEREST PERIOD to the sum of (i) the ADJUSTED LIBOR RATE and (ii) the LIBOR MARGIN.

    "LIBOR RATE ADVANCE(S)" shall mean any ADVANCE, the interest rate on which is calculated by reference to the LIBOR RATE.

    "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

    "LOANS" shall mean the aggregate of (i) the unpaid principal balance of all ADVANCES, and (ii) the aggregate undrawn, uncanceled portion of all outstanding LETTERS OF CREDIT.

    "LOAN ACCOUNT" is defined in Section 2.12.

    "LOAN AGREEMENT" shall mean the Loan Agreement as amended from time to time, including by this instrument, unless otherwise specified herein.

    "MAJORITY LENDERS" shall mean two or more LENDERS holding in the aggregate eighty-one percent (81%) or more of the aggregate COMMITMENT PERCENTAGES.

    "MARGIN-STOCK" shall have the meaning set forth in Regulation U (12 CFR 221) of the Board of Governors of the Federal Reserve System.

    "MULTIEMPLOYER PLAN" shall mean a PLAN which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

    "NEGOTIATION FEE" shall mean the fee payable under Section 4.04 on the presentation of a draft and related documents under a DOCUMENTARY LETTER OF CREDIT.

    "OBLIGATIONS" shall mean all LOANS, ADVANCES, indebtedness, liabilities, and amounts, liquidated or unliquidated, owing from the BORROWER or any SPECIAL SUBSIDIARY to any LENDER or the AGENT, at any time, and arising under the FINANCING AGREEMENTS, absolute or contingent, due or to become due, now existing or hereafter arising or contracted. Said term shall also include all interest, fees and other charges chargeable to the BORROWER and the SPECIAL SUBSIDIARIES or due from the BORROWER and the SPECIAL SUBSIDIARIES to any LENDER or AGENT or all of them from time to time hereunder and also all covenants, agreements or undertakings of the BORROWER and the SPECIAL SUBSIDIARIES to any LENDER or AGENT or all of them whether for the payment of money or otherwise arising under the FINANCING AGREEMENTS.

    "OFFERED RIGHTS AND OBLIGATIONS" is defined in Section 20.01(e).

    "OPTION PERIOD" is defined in Section 20.01(e).

    "PARTICIPANT" is defined in Section 20.01(d).

    "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to ERISA.

    "PERSON" shall mean any individual, corporation (including a business trust), partnership, trust, unincorporated association, joint stock company or other legal entity or organization and any government or agent or political subdivision thereof.

    "PLAN" shall mean any plan of a type described in Section 4021(a) of ERISA in respect of which the BORROWER or the SPECIAL SUBSIDIARIES is an "employer" as defined in Section 3(5) of ERISA.

    "PRIMARY OBLIGATION(S)" shall have the meaning set forth in the definition of CONTINGENT OBLIGATIONS above.

    "PRIME RATE" shall mean the annual rate of interest announced by CITIZENS or AGENT in Boston from time to time, as its "Prime Rate".

    "PRIME RATE ADVANCE(S)" shall mean an ADVANCE, the interest rate on which is calculated by reference to the PRIME RATE.

    "PRO RATA SHARE" means, as to any LENDER at any time, such LENDER'S COMMITMENT PERCENTAGE (expressed as a decimal, rounded to the ninth decimal place).

    "QUALIFIED INVESTMENTS" shall mean investments in (i) commercial paper rated P1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition, (ii) certificates of deposit in United States commercial banks (having a combined capital and surplus in excess of One Billion DOLLARS ($1,000,000,000), or in any of the LENDERS; (iii) obligations of the United States Government or any agency thereof; (iv) obligations guaranteed by the United States Government, (v) repurchase agreements in United States DOLLARS from United States commercial banks (having a combined capital and surplus in excess of One Billion DOLLARS ($1,000,000,000), or from any of the LENDERS; (vi) so-called "money market accounts" in United States commercial banks (having a combined capital and surplus in excess of One Billion DOLLARS ($1,000,000,000) or in any of the LENDERS provided that (x) each obligation referred to in subclauses (i) to (iv) and (vi) above matures within one year from the date of purchase and is payable in United States DOLLARS and (y) the term of each repurchase agreement referred to in subclause (v) above is no longer than one hundred eighty (180) days and the interests of BORROWER or any SUBSIDIARY, as the case may be, in the securities underlying each such repurchase agreement (except with respect to repurchase agreements with AGENT) is fully perfected at all times.

    "QUARTERLY PERIOD" shall mean any three (3) month period ending on or about the last day of the third, sixth, ninth and twelfth months of BORROWER'S and the SPECIAL SUBSIDIARIES' FISCAL YEAR.

    "QT SERVICES" shall mean QT SERVICES GROUP, INC., a Massachusetts corporation, one hundred percent (100%) of whose capital stock is wholly owned by BORROWER.

    "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

    "RESERVE RATE" shall mean the rate (expressed as a decimal) at which the AGENT would be required to maintain reserves under Regulation D (or its equivalent) of the Board of Governors of the Federal Reserve System against Eurocurrency Liabilities if such liabilities were outstanding. The ADJUSTED LIBOR RATE shall be adjusted automatically on and as of the effective date of any change in the RESERVE RATE, and the rate of interest thereby effected shall simultaneously change.

    "REVOLVING LOAN(S)" shall mean the ADVANCES made by the LENDERS under Article II hereof.

    "REVOLVING LOAN BALANCE" shall mean the aggregate amount of ADVANCES outstanding from time to time.

    "REVOLVING NOTE" shall mean a promissory note in the form of Exhibit 1.01A evidencing one or more REVOLVING LOAN(S), and as the same may be amended, replaced or substituted hereafter.

    "SECURITY AGREEMENTS" shall mean (i) a Security Agreement dated of even date duly executed and delivered by the BORROWER, to the AGENT on behalf of the LENDERS granting a security interest in all of the assets of the BORROWER, including, without limitation, the COLLATERAL and securing the payment and performance of the OBLIGATIONS as provided in Article VI hereof, as the same has been amended and may hereafter be amended, from time to time, and (ii) those certain Security Agreements of even date, duly executed and delivered by each of the SPECIAL SUBSIDIARIES to the AGENT granting a security interest in all of the assets of each respective SPECIAL SUBSIDIARY, including, without limitation, the COLLATERAL and securing the payment and performance of the OBLIGATIONS as provided in Article VI hereof, as each of such Security Agreements has been amended and may hereafter be amended from time to time.

    "SHAREHOLDER PAYMENTS" shall mean any payment or distribution to or for the benefit of any holder of any class of capital stock of BORROWER with respect to such capital stock, directly or indirectly, whether in cash or in kind, including, without limitation, dividends or payments in redemption or retirement of any stock.

    "SPECIAL SUBSIDIARIES" shall mean individually and collectively each of QT SERVICES, BIRCH POND, and J. JILL DIRECT.

    "SUBSIDIARY" shall mean any PERSON in which fifty percent (50%) of the ownership interests are owned, directly or indirectly, by the BORROWER.

    "STOCK PLEDGE AGREEMENTS" is defined in Section 6.05.

    "TANGIBLE NET WORTH" shall mean the consolidated net worth of the BORROWER and its SUBSIDIARIES including any "Deferred Tax Asset" but excluding all other GENERAL INTANGIBLES.

    "TERMINATION DATE" shall mean June 1, 2003.

    "TYPE" shall mean with respect to an ADVANCE either a LIBOR RATE ADVANCE or a PRIME RATE ADVANCE.

    "UCC" shall mean the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, as amended from time to time including, without limitation, any amendment of Article 9 thereof and thereto.

    "UNFINANCED CAPITAL EXPENDITURES" shall mean consolidated capital expenditures net of related tenant allowances minus new consolidated long term indebtedness issued during the applicable period plus the aggregate amount of all long term indebtedness prepaid during such period. For the purposes of this definition, for the period commencing from and after January 1, 2001, funds obtained from BORROWER'S "PIPE OFFERING" shall be credited against UNFINANCED CAPITAL EXPENDITURES until the full amount of such PIPE OFFERING has been depleted. "PIPE OFFERING" means that certain securities offering of February 6, 2001 pursuant to which one million seven hundred ten thousand (1,710,000) of BORROWER'S common shares were sold in a private placement under the Securities Act of 1933, the net proceeds of which were Twenty-Eight Million Seven Hundred Six Thousand DOLLARS ($28,706,000). The term "long term indebtedness" as used in this definition shall include, but not be limited to, those items shown on Schedule 1.01C.

    1.02 All terms defined in the UCC and used in this Agreement, and not otherwise defined herein, shall have the meaning ascribed to them in the UCC.

    1.03 All accounting terms used in this agreement, including, without limitation, "net worth", "current assets", "current liabilities", "liabilities", "net income", "income" and "expense" shall, except as otherwise specifically provided herein, be determined in accordance with GAAP, provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this AGREEMENT, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the CURRENT FINANCIALS.

ARTICLE II
REVOLVING LOANS

    2.01 Subject to, and upon the terms and conditions herein provided, during the AVAILABILITY PERIOD, each LENDER severally to the extent of its COMMITMENT and COMMITMENT PERCENTAGE, agrees to make ADVANCES to the BORROWER, so long as (a) after giving effect to BORROWER'S request for each such ADVANCE, the REVOLVING LOAN BALANCE does not exceed the lesser of (A) (i) Twelve Million Dollars ($12,000,000) plus (ii) the balance of QUALIFIED INVESTMENTS; or (B) Twenty Million Dollars ($20,000,000); (b) the CREDIT BALANCE does not exceed the AGGREGATE COMMITMENT AMOUNT; and (c) at the time of such ADVANCE the conditions specified in Section 2.15 have been and remain fulfilled.

    2.02 Whenever the BORROWER wishes to request the making of an ADVANCE hereunder, the BORROWER shall make such BORROWING REQUEST in writing, which shall be substantially in the form of Exhibit 2.02, and shall deliver the same to the AGENT not later than 12:00 noon (Boston time) three (3) BUSINESS DAYS prior to the BORROWING DATE specified therein if the ADVANCE is to be a LIBOR RATE ADVANCE, and not later than 12:00 noon (Boston time) on the BORROWING DATE (followed by written certification within two (2) BUSINESS DAYS thereafter), if the ADVANCE is to be a PRIME RATE ADVANCE.

    2.03 Each BORROWING REQUEST for an ADVANCE pursuant to Section 2.02 shall specify the proposed BORROWING DATE, the aggregate amount of the proposed ADVANCE, whether such ADVANCE will be a PRIME RATE ADVANCE or a LIBOR RATE ADVANCE and, in the case of a LIBOR RATE ADVANCE, the initial INTEREST PERIOD with respect thereto.

    2.04 Upon receipt by AGENT of a BORROWING REQUEST for an ADVANCE pursuant to Section 2.02, the AGENT shall promptly give notice thereof by telephone which shall be confirmed by written notice to the LENDERS by telecopy not later than 1 p.m. if such notice was received by AGENT from BORROWER by 12:00 noon as contemplated by Section 2.02, which notice shall specify the proposed BORROWING DATE, the amount of the proposed ADVANCE, the INTEREST PERIOD and interest rate applicable thereto.

    2.05 Each LENDER shall, before 3:00 p.m. (Boston time) on each BORROWING DATE on which an ADVANCE is to be made, make available to the AGENT at the address specified in the notice given by the AGENT to each LENDER, such LENDER'S COMMITMENT PERCENTAGE of such ADVANCE in DOLLARS and in immediately available funds.

    2.06 After the AGENT'S receipt of funds from the LENDERS pursuant to Section 2.05, AGENT will credit such funds to a demand deposit account maintained by BORROWER with AGENT.

    2.07 Unless the AGENT shall have received notice from a LENDER prior to any BORROWING DATE on which an ADVANCE is to be made that such LENDER will not make available to the AGENT such LENDER'S COMMITMENT PERCENTAGE of such ADVANCE, the AGENT may assume that such LENDER has made such amount available to the AGENT on such BORROWING DATE in accordance with and as provided in Section 2.05 and the AGENT may, in reliance upon such assumption, make available on such date a corresponding amount to the BORROWER. If and to the extent such LENDER shall not have made such amount available to the AGENT and the AGENT shall have made available such corresponding amount to BORROWER, such LENDER agrees to pay to the AGENT forthwith on demand, an amount equal to such corresponding amount together with interest thereon at the rate of interest accrued on the sums so paid for each day from the date the AGENT shall have made such amount available to BORROWER until the date such amount is paid or repaid to the AGENT. If such LENDER shall pay to the AGENT such corresponding amount, such amount so paid shall constitute such LENDER'S part of such ADVANCE, from the date such ADVANCE was made, for all purposes of this AGREEMENT including the receipt of interest with respect thereto. If such LENDER shall fail to pay the above amounts, the BORROWER agrees to repay such amounts to the AGENT within two (2) BUSINESS DAYS after demand (but only after demand for payment has first been made by the AGENT on such LENDER). Such payment by BORROWER shall not constitute a waiver of any rights of BORROWER hereunder.

    2.08 The failure of any LENDER to make the portion of the ADVANCE to be made by it shall not relieve any other LENDER of its obligation hereunder to make its portion of the ADVANCE on the BORROWING DATE. No LENDER shall be responsible for the failure of any other LENDER to make its COMMITMENT PERCENTAGE of the ADVANCE on the applicable BORROWING DATE. Notwithstanding the foregoing, if the AGENT shall fail to make its COMMITMENT PERCENTAGE of an ADVANCE to be made by it hereunder, other than by reason of the conditions specified in this Article II not having been fulfilled, then so long as AGENT so fails and refuses, the other LENDERS need not make their respective COMMITMENT PERCENTAGES of such ADVANCE until AGENT shall so make its COMMITMENT PERCENTAGE of such ADVANCE, and no LENDER, other than AGENT, shall have any liability to the BORROWER arising from such failure; provided, however, AGENT shall have no liability hereunder unless such failure to make its COMMITMENT PERCENTAGE of an ADVANCE shall continue unremedied for two (2) BUSINESS DAYS after receipt of notice from BORROWER of such failure. Any liability of the AGENT, or any other LENDER, by reason of failure to make an ADVANCE, shall not exceed the lesser of (i) the amount of such ADVANCE, or (ii) such direct, but not consequential or incidental damages, actually suffered by BORROWER.

    2.09(a)BORROWER may upon irrevocable written notice to the AGENT in accordance with subsection 2.09(b):

  (i)
  elect, as of any BUSINESS DAY, in the case of any LOAN for which a PRIME RATE ADVANCE has been made, or as of the last day of the applicable INTEREST PERIOD, in the case of any LOAN for which a LIBOR RATE ADVANCE has been made, to convert any such LOANS into LOANS of the other TYPE; or

  (ii)
  elect, as of the last day of the applicable INTEREST PERIOD, to continue any LOANS having INTEREST PERIODS expiring on such day.

    (b) If BORROWER elects to convert or continue a LOAN under subsection 2.09(a), then BORROWER shall deliver a Notice of Conversion/Continuation to be received by the AGENT not later than 12:00 p.m. (Boston time) at least (i) three BUSINESS DAYS in advance of a conversion or continuation, if the LOAN is to be converted into or continued as a LIBOR RATE LOAN; and (ii) on the date of the conversion or continuation of the LOAN, if the LOAN is to be converted into a PRIME RATE LOAN specifying:

  (i)
  the proposed date of conversion or continuation;

  (ii)
  the aggregate amount of the LOAN to be converted or continued;

  (iii)
  the TYPE of LOAN resulting from the proposed conversion or continuation; and

  (iv)
  other than in the case of conversions into a PRIME RATE LOAN, the duration of the requested INTEREST PERIOD.

    (c) If upon the expiration of any INTEREST PERIOD applicable to LIBOR RATE LOANS, the BORROWER shall have failed to select timely a new INTEREST PERIOD to be applicable to such LIBOR RATE LOANS or if any EVENT OF DEFAULT has occurred, BORROWER shall be deemed to have elected to convert such LIBOR RATE LOANS into PRIME RATE LOANS effective as of the expiration date of such INTEREST PERIOD.

    (d) After giving effect to any conversion or continuation of LOANS, unless the AGENT shall otherwise consent, there may not be more than five different INTEREST PERIODS in effect with respect to REVOLVING LOANS.

    2.10 Upon receipt by AGENT of a Notice of Conversion/Continuation pursuant to Section 2.09, the AGENT shall promptly give notice thereof by telephone which shall be confirmed by written notice to the LENDERS by telecopy, which notice shall specify the particulars of said Conversion/Continuation.

    2.11 During the AVAILABILITY PERIOD, BORROWER may repay, in whole or in part, without premium (other than any amounts, if any, owing pursuant to Section 4.21), the principal of the ADVANCES, and may reborrow in accordance with Section 2.01. Such repayment may be effected by a new BORROWING subject to the provisions hereof.

    2.12 The AGENT shall maintain a LOAN ACCOUNT as to LOANS. Each ADVANCE will result in a debit to the LOAN ACCOUNT, and each repayment of an ADVANCE will result in a credit to the LOAN ACCOUNT. The AGENT shall render to BORROWER and to the LENDERS, monthly, after the end of each calendar month, a statement of such LOAN ACCOUNT as of the last BUSINESS DAY of such calendar month, which statement shall be deemed, absent manifest error, to be correct and accepted by the BORROWER and binding upon BORROWER unless the BORROWER notifies the AGENT to the contrary within sixty (60) days after receipt of such statement; provided that the failure of the AGENT to render any such statement in a timely fashion shall not affect or impair the validity or binding nature of the LOAN ACCOUNT.

    2.13 The presentation of a draft for payment under a LETTER OF CREDIT shall, without further action, be deemed to be a BORROWING REQUEST for a PRIME RATE ADVANCE under Section 2.01. Each LENDER shall reimburse the AGENT for such ADVANCE to the extent of such LENDER'S COMMITMENT PERCENTAGE upon notice. Each LENDER'S reimbursement of AGENT shall constitute an ADVANCE by such LENDER for all purposes of this AGREEMENT. The AGENT shall honor draft(s) presented under a LETTER OF CREDIT even if the conditions provided in Section 2.15 have not been fulfilled.

    2.14 No LOAN will be made on or after the TERMINATION DATE, except to the extent drafts under LETTERS OF CREDIT are honored thereafter.

    2.15 No ADVANCES under this Article II will be made unless each of the following conditions shall have been fulfilled:

    (a) All conditions precedent as set forth in Article XIV shall have been fulfilled.

    (b) No EVENT OF DEFAULT after giving effect to the requested BORROWING shall have occurred and be continuing nor shall a DEFAULT have occurred and be continuing.

    (c) The warranties and representations set forth in Article VII hereof shall be true and correct, in all material respects, as of the date they were made, except to the extent that written notice of a change thereof shall have been given by the BORROWER to the AGENT, and such change would not constitute a DEFAULT or EVENT OF DEFAULT, on the date of the BORROWING REQUEST.

    2.16 All OBLIGATIONS arising under or by reason of this Article II including, without limitation, all ADVANCES shall be paid in full, without notice or demand, on the TERMINATION DATE or upon any earlier acceleration, notwithstanding any provisions of any instrument evidencing any part of the OBLIGATIONS.

    2.17 All ADVANCES and repayments of principal of PRIME RATE ADVANCES shall be in the minimum amount of One Hundred Thousand Dollars ($100,000) and in integral multiples of Ten Thousand Dollars ($10,000.00). All LIBOR RATE ADVANCES shall be in the minimum amount of One Million DOLLARS ($1,000,000.00) and in integral multiples of One Hundred Thousand DOLLARS ($100,000.00).

    2.18 If at any time the CREDIT BALANCE exceeds the AGGREGATE COMMITMENT AMOUNT, BORROWER shall forthwith pay to the AGENT such amount as may be necessary to reduce the CREDIT BALANCE to the AGGREGATE COMMITMENT AMOUNT.

    2.19 The obligation of the BORROWER to repay the LOANS with interest thereon shall be evidenced by the issuance to each LENDER of a REVOLVING NOTE in the amount of each LENDER'S COMMITMENT AMOUNT.

    2.20 Prior to the TERMINATION DATE, all LIBOR RATE ADVANCES shall be repaid in full at the end of each applicable INTEREST PERIOD. Such repayment may be effected by a new BORROWING.

    2.21 A request by the BORROWER for a LIBOR RATE ADVANCE shall be irrevocable.

    2.22 The proceeds of all ADVANCES shall be applied to the working capital needs of the BORROWER and its SPECIAL SUBSIDIARIES. BORROWER may use the proceeds of any ADVANCE to fund the working capital needs of any of the SPECIAL SUBSIDIARIES. In conjunction with an intercompany loan and cash management agreement dated as of August 7, 2000, BORROWER and each applicable SPECIAL SUBSIDIARY will record on their respective books and records (i) all loans and advances from BORROWER to any SPECIAL SUBSIDIARY of BORROWER and (ii) all loans and advances from any SPECIAL SUBSIDIARY to BORROWER. Any security obtained by BORROWER from such SPECIAL SUBSIDIARY for such loan or advance is hereby assigned to AGENT on behalf of the LENDERS as additional security for the OBLIGATIONS.

    2.23 At least once each FISCAL YEAR of BORROWER commencing with the date hereof, the BORROWER shall fully repay the REVOLVING LOANS which repayment shall not be effected by BORROWING, and BORROWER shall not effect or permit any ADVANCE for a period of thirty (30) consecutive days thereafter within said twelve (12) month period, provided however that the foregoing shall not apply to any issuances of LETTERS OF CREDIT in the normal course of business during such period.

ARTICLE III

LETTERS OF CREDIT

    3.01 Subject to and upon the terms and conditions herein provided, during the AVAILABILITY PERIOD, the AGENT, but at the risk of the LENDERS to the extent of their respective COMMITMENT PERCENTAGES, shall issue LETTERS OF CREDIT on behalf of BORROWER or one of the SPECIAL SUBSIDIARIES to purchase INVENTORY in the case of a DOCUMENTARY LETTER OF CREDIT or to provide assurance of payment in the case of a STANDBY LETTER OF CREDIT so long as: (A) After giving effect to each such issuance, the CREDIT BALANCE does not exceed the AGGREGATE COMMITMENT AMOUNT; (B) the aggregate undrawn, uncanceled portions of all STANDBY LETTERS OF CREDIT at any one time outstanding shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000); (C) All conditions specified in Section 3.09 shall have been fulfilled; (C) BORROWER shall have delivered to the AGENT for itself or on behalf of one of the SPECIAL SUBSIDIARIES (i) an L/C APPLICATION, duly completed and executed, or a facsimile application followed up by the original documents received by the AGENT within Three (3) BUSINESS DAYS thereafter, or by electronic transmission, which is not required to be followed by additional submissions (the forms of all such written applications are annexed hereto as Exhibits 1.01B.1 and 1.01B.2, (ii) such other accompanying documentation as the AGENT shall require, and (iii) an amount equal to AGENT'S then customary L/C FEES, which amounts shall be non-refundable. With respect to DOCUMENTARY LETTERS OF CREDIT, the face amount of any such LETTER OF CREDIT shall not exceed the purchase price of the INVENTORY purchased therewith and covered by the document relating thereto.

    3.02 No LETTER OF CREDIT shall be issued after the TERMINATION DATE. No LETTER OF CREDIT to be issued hereunder shall permit a draft to be presented thereunder after the earlier of (a) 180 days after the date of issue thereof or (b) three (3) BANKING DAYS before the TERMINATION DATE.

    3.03 (a) To the extent any LETTER OF CREDIT shall remain outstanding on the TERMINATION DATE, BORROWER shall on the TERMINATION DATE either pay to the AGENT an amount equal to the outstanding amount thereof on the TERMINATION DATE, or furnish a letter of credit to AGENT pursuant to Section 3.03(c) below.

      (b) The amount paid to the AGENT which represents the aggregate of the face amount of all LETTERS OF CREDIT outstanding on the TERMINATION DATE shall be held by AGENT and shall be applied to satisfy any drafts presented under such LETTERS OF CREDIT. After the expiration of all LETTERS OF CREDIT outstanding on the TERMINATION DATE, any portion of such amount remaining in AGENT'S hands shall be applied first to the payment of any interest, fees or charges due to the AGENT or the LENDERS remaining unpaid, then to any principal of ADVANCES remaining unpaid and then any balance shall be remitted to the BORROWER.

      (c) The letter of credit referred to in subsection (a) above shall:

    (i)
    Be issued by a bank satisfactory to AGENT;

    (ii)
    Be irrevocable;

    (iii)
    Have an expiration date no sooner than sixty (60) days after the last date under which any draft may be presented under a LETTER OF CREDIT;

    (iv)
    Permit partial drawings;

    (v)
    Be in an amount equal to one hundred fifteen percent (115%) of the aggregate of the face amount of all LETTERS OF CREDIT outstanding on the TERMINATION DATE; and

    (vi)
    In all respects as to provisions, terms and conditions, be satisfactory to AGENT.

      (d) If, for any reason, the amount paid under subsection (a) above or the amounts paid to the AGENT under the letter of credit furnished pursuant to subsection (c) above shall not, in fact, be sufficient to reimburse AGENT for all amounts paid by the AGENT after the TERMINATION DATE with respect to LETTERS OF CREDIT outstanding on the TERMINATION DATE plus interest at the rate provided herein on amounts so paid from the date so paid until reimbursed by the issuer of the letter of credit described in this section, BORROWER shall pay the same on demand with interest per annum rate of the aggregate of (x) the PRIME RATE and (y) two percent (2%) until paid in full.

    3.04 Each LETTER OF CREDIT shall be in such form, contain such terms and support such transactions as shall be satisfactory to the AGENT consistent with its then current practices.

    3.05 The AGENT on behalf of each LENDER shall maintain on its books in the name of BORROWER a LOAN ACCOUNT with respect to each LENDER'S share of the risk with respect to each LETTER OF CREDIT. The issuance of each LETTER OF CREDIT will result in a debit to the LOAN ACCOUNT, and the honoring of a draft under or expiration of a LETTER OF CREDIT will result in a credit to the LOAN ACCOUNT.

    3.06 Monthly, the AGENT shall advise each LENDER as to the L/C BALANCE.

    3.07 The BORROWER and each of its SUBSIDIARIES hereby agrees to indemnify and hold harmless the AGENT and the LENDERS from and against any and all claims and damages, losses, liabilities, costs or expenses which the AGENT may incur (or which may be claimed against the AGENT by any PERSON whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or refusal to pay, under any LETTER OF CREDIT; provided that the

BORROWER shall not be required to indemnify the AGENT for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence or bad faith of the AGENT in determining whether a request presented under any LETTER OF CREDIT complied with the terms of such LETTER OF CREDIT or (y) the AGENT'S failure to pay under any LETTER OF CREDIT after the presentation to it of a draft and DOCUMENTS strictly complying with the terms and conditions of such LETTER OF CREDIT. Nothing in this Section is intended to limit the other obligations of the BORROWER, or the AGENT under this Agreement.

    3.08 The presentation of a draft and related documents for payment under a LETTER OF CREDIT shall, without further action, be deemed to be a BORROWING REQUEST for an ADVANCE under Section 2.01. If such draft and related documents shall be presented under a LETTER OF CREDIT and the AGENT shall honor the same, the AGENT shall charge any demand deposit account of the BORROWER or any SUBSIDIARY for whose benefit or on whose behalf the LETTER OF CREDIT was issued and if the balance(s) of such account(s) is not sufficient, such presentation, up to the full amount of the LETTER OF CREDIT, shall be deemed to be a request of the AGENT by the BORROWER for a PRIME RATE ADVANCE, pursuant to Section 2.01 hereof without any notice to or from BORROWER being required and the amount paid by the AGENT with respect to such draft shall be deemed to be a PRIME RATE ADVANCE provided however that if by virtue of such ADVANCE, the CREDIT BALANCE shall exceed the AGGREGATE COMMITMENT AMOUNT, the excess shall be forthwith repaid by the BORROWER. Each LENDER shall reimburse the AGENT for such ADVANCE to the extent of such BANK'S COMMITMENT PERCENTAGE upon notice from AGENT. Each LENDER'S reimbursement of AGENT shall constitute part of each LENDER'S ADVANCE for all purposes of this AGREEMENT, including the receipt of interest with respect thereto. The AGENT shall honor draft(s) and related documents presented under a LETTER OF CREDIT even if the conditions provided in Section 3.09 have not been fulfilled.

    3.09 No LETTER OF CREDIT shall be issued unless each of the following conditions have been fulfilled:

      (a) All conditions precedent as set forth in Article XIV shall have been fulfilled.

      (b) No EVENT OF DEFAULT after giving effect to the requested BORROWING shall have occurred and be continuing nor shall a DEFAULT have occurred and be continuing.

      (c) The warranties and representations set forth in Article VII hereof shall be true and correct, in all material respects, as of the date they were made, except to the extent that written notice of a change thereof shall have been given by the BORROWER to the AGENT, and such change would not constitute a DEFAULT or EVENT of DEFAULT, on the date of the BORROWING REQUEST.

ARTICLE IV

INTEREST, FEES AND COMPUTATION

    4.01 On each INTEREST PAYMENT DATE, BORROWER will pay to the AGENT interest on the daily outstanding unpaid balance of principal of the ADVANCES at the following rates:

      (a) On PRIME RATE ADVANCES, the PRIME RATE; and

      (b) On LIBOR RATE ADVANCES, the LIBOR RATE.

    4.02 Interest on the unpaid balance of the ADVANCES shall be paid on each INTEREST PAYMENT DATE and upon the TERMINATION DATE or earlier upon acceleration.

    4.03 With each request by BORROWER for the issuance of a LETTER OF CREDIT, BORROWER will pay to AGENT all L/C FEES.

    4.04 Upon presentation of a draft and related documents for payment under the terms of a DOCUMENTARY LETTER OF CREDIT, BORROWER will pay to AGENT a "NEGOTIATION FEE" equal to one-quarter of one percent (1/4 of 1%) of the draft amount, but such NEGOTIATION FEE shall not at any time be less than such minimum fee as is established by AGENT from time to time. The "NEGOTIATION FEE" provided in this Section 4.04 shall be paid, on demand, with respect to any draft presented after the TERMINATION DATE. Upon issuance by AGENT of a STANDBY LETTER OF CREDIT and on each anniversary date thereafter so long as said STANDBY LETTER OF CREDIT is outstanding, BORROWER shall pay AGENT a fee equal to one and three-quarters percent (1 3/4%) per annum with respect to the face amount of such STANDBY LETTER OF CREDIT.

    4.05 On the date of CLOSING, BORROWER shall pay AGENT, for the account of the LENDERS, a facility fee of one hundred twenty-five thousand dollars ($125,000).

    4.06 BORROWER shall pay to AGENT for the benefit of LENDERS a commitment fee (the "Commitment Fee") for the period commencing on the date hereof, to and including the earlier of the TERMINATION DATE or acceleration of the CREDIT BALANCE equal to one quarter of one percent (.25%) per annum (computed daily on the basis of the actual number of days elapsed over a 360 day year) on the amount by which the AGGREGATE COMMITMENT AMOUNT exceeds the CREDIT BALANCE. The Commitment Fee shall be payable quarterly in arrears commencing September 30, 2001 and on the TERMINATION DATE.

    4.07 In the event any payment of principal or interest, fee, or other amount payable by the BORROWER under the FINANCING AGREEMENTS shall not be paid when due and shall remain unpaid for ten (10) days thereafter or if any other EVENT OF DEFAULT shall occur, the BORROWER shall pay interest with respect thereto commencing as of the date such payment was initially due at a per annum rate equal to the sum of (x) the rate of interest in effect on the due date of such payment, and (y) two percent (2%) per annum.

    4.08 All rates of interest based on the PRIME RATE shall change immediately upon the date upon which a change in the PRIME RATE shall become effective.

    4.09 Except as otherwise expressly provided in this Agreement, whenever any payment to be made by the BORROWER hereunder shall be stated to be due on a day other than a BANKING DAY, such payment shall be made on the next succeeding BANKING DAY, and such extension of time shall in such case be included in the computation of such payment.

    4.10 All payments by the BORROWER under this Agreement shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein unless the BORROWER is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the BORROWER with respect to any amount payable by it hereunder, the BORROWER will pay to the AGENT on behalf of each LENDER, on the date on which the said amount becomes due and payable hereunder, such additional amount as shall be necessary to enable the AGENT on behalf of each LENDER to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the BORROWER. The BORROWER will deliver promptly to the AGENT certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the BORROWER hereunder.

    4.11 The BORROWER agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies, excluding, in the case of the AGENT, taxes imposed on it by the jurisdiction under the laws of which the AGENT is organized or any political subdivision thereof and taxes imposed on its net income and franchise taxes imposed on it, which arise from any payment made by the BORROWER hereunder or from the execution, delivery or registration of, or otherwise with respect to, this AGREEMENT, or any other of the FINANCING AGREEMENTS. The BORROWER will indemnify the AGENT and LENDERS on demand for the full amount of any such taxes, charges or similar levies paid by the AGENT or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

    4.12 Without prejudice to the survival of any other agreement of the BORROWER hereunder, the agreements and obligations of the BORROWER contained in Sections 4.10 and 4.11 shall survive the payment in full of principal of and interest on the LOANS. The AGENT agrees to give to the BORROWER notice of any such taxes, charges or similar levies paid by it and for which demand for payment may be made hereunder, and the BORROWER shall have the right to contest the validity or legal assertion thereof; provided, however, that the foregoing shall in no way limit the BORROWER'S obligation to indemnify each LENDER and the AGENT as in this AGREEMENT provided.

    4.13 All interest, fees or other charges payable by BORROWER hereunder shall be computed on the basis of a year of three hundred sixty (360) days and for the actual number of days elapsed.

    4.14 Interest not paid when due shall become a portion of the LOANS to which it relates and bear interest at the applicable rate until paid in full.

    4.15 BORROWER for itself and on behalf of its SPECIAL SUBSIDIARIES hereby authorizes AGENT to charge any account maintained by each of them with LENDER for any payment due from BORROWER or its SUBSIDIARIES under any of the FINANCING AGREEMENTS. In any of such cases, such authorization, however, does not obligate AGENT so to charge nor does it limit BORROWER'S or its SUBSIDIARIES' obligation to make such payment when due.

    4.16 Each payment to be made by BORROWER hereunder, whether principal, interest, fees, or of any other kind, shall be paid not later than 2:00 p.m. (Boston time) on the day when due to the AGENT at its principal office in DOLLARS and in immediately available funds.

    4.17 The AGENT shall calculate all interest rates arising and all interest and fees due hereunder.

    4.18 Each LENDER shall share to the extent of its COMMITMENT PERCENTAGE all payments made by BORROWER hereunder except that AGENT or CITIZENS shall retain for its own account all L/C FEES.

    4.19 Promptly after receipt by AGENT of a payment of (a) principal of an ADVANCE or (b) interest, AGENT will distribute the same to each LENDER to the extent of each LENDER'S COMMITMENT PERCENTAGE in DOLLARS and in immediately available funds. Each LENDER'S PRO RATA SHARE of each NEGOTIATION FEE for a DOCUMENTARY LETTER OF CREDIT shall be remitted by AGENT to LENDERS quarterly in arrears commencing September 30, 2001. Each LENDER'S PRO RATA SHARE of fees with respect to any STANDBY LETTER OF CREDIT shall be remitted by AGENT to LENDERS upon AGENT'S receipt of same from BORROWER or any of its SPECIAL SUBSIDIARIES.

    4.20 In addition to and not in limitation of any other provision of this Agreement, BORROWER will, on demand by the AGENT at any time, indemnify the AGENT on behalf of the LENDERS against COST OF FUNDS REDEPLOYMENT as a consequence of:

  (a)
  The breach by the BORROWER of its OBLIGATIONS to borrow a LIBOR RATE ADVANCE on the BORROWING DATE thereof;

  (b)
  The failure by the BORROWER to pay, punctually on the due date thereof, any amount payable hereunder with respect to a LIBOR RATE ADVANCE.

  (c)
  The repayment or prepayment of any principal of any LIBOR RATE ADVANCE at any time when the said obligation is subject to LIBOR RATE PRICING, on a date other than the due date of such principal, whether due to acceleration or otherwise.

    4.21 COSTS OF FUNDS REDEPLOYMENT shall mean the following:

  (i)
  any costs incurred by the AGENT on behalf of the LENDERS in carrying funds which were to have been borrowed by the BORROWER or in carrying funds to cover the amount of any overdue principal of or overdue interest thereon;

  (ii)
  any interest payable by the AGENT to LENDERS of the funds borrowed by the AGENT in order to carry the funds referred to in the immediately preceding sub-clause (i); and

  (iii)
  any losses incurred by the AGENT on behalf of the LENDERS in liquidating or re-employing funds acquired from third parties to effect or maintain the same yield. The amount (and the computations thereof) of any such losses, costs and expenses shall be determined reasonably by the AGENT and set forth in a certificate signed by an officer of the AGENT, which certificate shall, save for manifest error, be conclusive and binding upon the BORROWER.

    4.22 Without prejudice to any other rights it may have, the AGENT on behalf of the LENDERS may collect a "late charge" equal to five (5%) percent of any OBLIGATION not paid within fifteen (15) days of the due date thereof.

    4.23 If at any point during the term of the REVOLVING LOAN the LIBOR BASE RATE shall cease to be available then, thereafter, during such period of unavailability, LIBOR RATE ADVANCES and LIBOR RATE PRICING shall cease to be available hereunder with respect thereto.

    4.24 With respect to all fees payable by BORROWER hereunder, AGENT will promptly following its receipt of same (other than NEGOTIATION FEES, which shall be remitted quarterly to each LENDER to the extent of each LENDER'S COMMITMENT PERCENTAGE following AGENT'S receipt of same) distribute to each LENDER to the extent of each LENDER'S COMMITMENT PERCENTAGE therein, all such fees paid to the AGENT, exclusive, however, of the L/C FEES.

ARTICLE V

    5.01 The respective amount of each LENDER'S COMMITMENT AMOUNT and its respective COMMITMENT PERCENTAGE with respect to the LOANS shall be:

Bank	Commitment Amount	Commitment Percentage
Citizens Bank of Massachusetts	$22,500,000	45%
HSBC Bank USA	$17,500,000	35%
Bank of New Hampshire, N.A.	$10,000,000	20%

ARTICLE VI

Security, Guaranties and Subordination

    6.01 Any and all deposits or other sums at any time credited by or due from LENDER or AGENT to BORROWER or BORROWER'S SUBSIDIARIES shall, at all times constitute security for all OBLIGATIONS and upon and during the continuance of an EVENT OF DEFAULT may be set off against any of the OBLIGATIONS at any time when due whether or not other security held by LENDER or AGENT is deemed to be adequate.

    6.02 The OBLIGATIONS shall at all times be guaranteed, jointly and severally, in full, by GUARANTIES of each of the SPECIAL SUBSIDIARIES, by separate instruments of each of them delivered to the AGENT in the form of Exhibit 6.02 hereto.

    6.03 The OBLIGATIONS shall be secured by security interests granted by the BORROWER and by each of the SPECIAL SUBSIDIARIES pursuant to the SECURITY AGREEMENTS, as well as by all of the other FINANCING AGREEMENTS, which shall be subject to no LIENS except those permitted under Section 9.06.

    6.04 Pursuant to the SECURITY AGREEMENTS, the OBLIGATIONS shall be secured by a pledge and security interest in and to all loans or advances, whether or not secured, from BORROWER to any SPECIAL SUBSIDIARY, and by a pledge and security interest in and to all loans or advances, whether or not secured, from any SPECIAL SUBSIDIARY to BORROWER. The AGENT reserves the right from and after the date hereof to require execution and delivery to it of pledge agreements in form and substance satisfactory to it from BORROWER and each SUBSIDIARY and the taking of all action necessary or required by AGENT to effect more securely the AGENT's rights with respect thereto.

    6.05 The OBLIGATIONS shall be secured at all times by a pledge by BORROWER of all of the issued and outstanding stock of each of the SPECIAL SUBSIDIARIES, subject to no LIEN, pursuant to pledge agreements in form and substance satisfactory to the AGENT (collectively, the "STOCK PLEDGE AGREEMENTS"), together with the delivery of stock powers each executed in blank.

    6.06 Except as set forth in the succeeding sentence of this Section 6.06, BORROWER and each applicable SPECIAL SUBSIDIARY shall use best reasonable efforts to obtain a so-called landlord's waiver of lien certificate in the form of Exhibit 6.06A from each owner/lessor (whether existing on the date of CLOSING or whether such owner/lessor comes into being by virtue of being a lessor with BORROWER or any of its SPECIAL SUBSIDIARIES on any date subsequent to CLOSING) of real estate which has a lease with any one or more of BORROWER or its SPECIAL SUBSIDIARIES. With respect to those jurisdictions set forth on Exhibit 6.06B in which BORROWER or any of its SPECIAL SUBSIDIARIES is or becomes a lessee, BORROWER shall have not later than the earlier of (i) sixty (60) days from CLOSING or (ii) sixty (60) days from taking possession of such leasehold premises to obtain from said owner/lessor a landlord's waiver of lien certificate in substantially the form of Exhibit 6.06A with such changes thereto as the AGENT shall approve.

    6.07 BORROWER shall obtain or cause to be obtained not later than the CLOSING a landlord's waiver of lien certificate in the form of Exhibit 6.07 from BORROWER and BORROWER'S SUBSIDIARY, Birch Pond Realty Corporation, to AGENT with respect to that certain premises in Tilton, New Hampshire, owned by said SUBSIDIARY.

    6.08 If any LENDER shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its LOANS in excess of its COMMITMENT PERCENTAGE (according to the then outstanding principal amount of the LOANS) in payments on account of the LOANS obtained by all the LENDERS, such LENDER shall purchase from the other LENDERS such participations in the LOANS held by them as shall cause such purchasing LENDER to share such payment ratably according to the then outstanding principal amount of the LOANS with each of them; provided, however, that if all or any portions of such payment is thereafter recovered from such purchasing LENDER, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, and to the extent a LENDER shall have received, or at any time shall receive interest on the amount with respect to which such purchase is rescinded, the amount of such interest so received shall be paid to the LENDER receiving such restored purchase price with the restoration of such purchase price to the extent then or previously received or upon receipt of such interest if received thereafter. BORROWER agrees that any LENDER so purchasing a participation in BORROWER'S LOANS from another LENDER pursuant to this Section 6.08 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such LENDER were the direct creditor of BORROWER in the amount of such participation.

ARTICLE VII

Warranties and Representations

    7.01 Each LENDER and AGENT has entered into this Agreement in reliance upon the warranties and representations of the BORROWER and the warranties and representations relating to the SPECIAL SUBSIDIARIES set forth in this Article, each of which is acknowledged to be continuing and material. Each such warranty and representation shall be deemed to have been newly made on each day BORROWER requests an ADVANCE except to the extent that written notice of a change thereof shall have been given by the BORROWER to the AGENT, and such change would not constitute a DEFAULT or EVENT OF DEFAULT pursuant to Article X.

    7.02 The BORROWER and each of the SPECIAL SUBSIDIARIES is a duly organized and existing corporation under the laws of its state of incorporation and is in good standing under the laws thereof.

    7.03 The BORROWER and each of the SPECIAL SUBSIDIARIES is duly qualified to do business and is in good standing as a foreign corporation in each state or other jurisdiction where the failure to so qualify would have a material adverse effect on the BORROWER and each of the SPECIAL SUBSIDIARIES as a group of entities. All such jurisdictions, if any, are listed on Exhibit 7.03 to this instrument.

    7.04 The BORROWER and each of the SPECIAL SUBSIDIARIES has good title to all properties and assets which it purports to own, as reflected in the CURRENT FINANCIALS, free and clear of all mortgages, liens, pledges, security interests and encumbrances except as set forth on Exhibit 7.04 or permitted by Section 9.06 to this instrument.

    7.05 The BORROWER and each of the SPECIAL SUBSIDIARIES owns or leases and holds all real and personal property necessary or incidental to the conduct of its businesses, including without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing.

    7.06 All books and records of the BORROWER and each of the SPECIAL SUBSIDIARIES, including, but not limited to, minute books, by-laws and books of account fairly reflect all matters and transactions which should currently be reflected therein.

    7.07 J. Jill DIRECT's business consists principally of the sale of personal property through CATALOGS, outlet stores and internet sales. BIRCH POND's business consists principally of the sale of personal property through retail stores. QT SERVICES's business consists principally of providing administrative services with respect to the activities of BORROWER, J. Jill DIRECT and BIRCH POND. BORROWER'S business consists principally of providing executive management with respect to the activities of the SPECIAL SUBSIDIARIES and related business activities.

    7.08 Except as set forth in Exhibit 7.08 to this instrument and except for the SPECIAL SUBSIDIARIES, the BORROWER has no subsidiaries nor any investments in the stock or securities of any other corporation, firm, trust or other entity, except Birch Pond Realty Corp.

    7.09 Except as set forth in Exhibit 7.09 to this instrument, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of BORROWER, threatened against the BORROWER, the SPECIAL SUBSIDIARIES, or any of its or their properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, if decided adversely to BORROWER or any one or more of the SPECIAL SUBSIDIARIES, would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the BORROWER and the SPECIAL SUBSIDIARIES as a group of entities. BORROWER is not, nor by execution and delivery of the FINANCING AGREEMENTS and performance of the OBLIGATIONS

(with or without the passage of time or the giving of notice), will be, in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

    7.10 BORROWER has furnished to each LENDER the financial statements at March 31, 2001 for the FISCAL YEAR ending December 31, 2000 and for the subsequent three (3) month period ending March 31, 2001. Said statements, the "CURRENT FINANCIALS," fairly present the condition of the BORROWER and the SPECIAL SUBSIDIARIES on a consolidated and consolidating basis at the dates thereof, all in conformity with GAAP except, in respect of interim statements, with respect to footnotes, and subject to customary year end adjustments.

    7.11 BORROWER has furnished to each LENDER financial projections of BORROWER and its SUBSIDIARIES for the FISCAL YEARS ending December 31, 2001 and December 31, 2002 (the "CURRENT PROJECTIONS").

    7.12 Except to the extent reflected or reserved against in the CURRENT FINANCIALS or as set forth on Exhibit 7.12 to this instrument, if any, BORROWER and the SPECIAL SUBSIDIARIES, as of the date of said financial statements, had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities, due or to become due, or arising out of transactions entered into or any state of facts existing prior thereto, of a type required by GAAP to be reflected or reserved against on financial statements.

    7.13 Since March 31, 2001 and through the date hereof, and except as shown on Exhibit 7.13 to this instrument, there has not been:

  (a)
  any change in the condition of the BORROWER'S or the SPECIAL SUBSIDIARIES' assets or liabilities, other than changes in the ordinary course of business, none of which has been materially adverse.

  (b)
  any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the BORROWER'S or the SPECIAL SUBSIDIARIES' property(ies) or business(es);

  (c)
  any declaration of, setting aside of, or making of a payment or any dividend or other distribution with respect to the BORROWER'S or any of the SPECIAL SUBSIDIARIES' capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock;

  (d)
  any materially adverse:

  (i)
  controversy with any labor organization or employees;

  (ii)
  claim or controversy involving any federal, state or local government agencies; or

  (iii)
  other event or condition affecting the businesses of or properties of the BORROWER or the SPECIAL SUBSIDIARIES.

    7.14 To the best of BORROWER'S knowledge, the CURRENT PROJECTIONS represent the best estimate of BORROWER'S prediction as to future financial performance of BORROWER and its SUBSIDIARIES, and BORROWER knows of no material adverse event or circumstance which would require as of the date of CLOSING any material change to the CURRENT PROJECTIONS other than adjustments for year-to-date performance.

    7.15 Except as set forth on Exhibit 7.15, the BORROWER and each of the SPECIAL SUBSIDIARIES has filed all federal and state income tax returns, excise tax returns and all other tax returns of every kind and nature which are required to be filed by it, and each has paid all taxes shown to be due on said returns, except where in the future such taxes are being contested in good faith by appropriate proceedings and adequate reserves have been set aside therefor. BORROWER'S failure to file any tax returns listed on Exhibit 7.15 prior the date of execution of this AGREEMENT shall not have a material adverse effect on the condition of each of the BORROWER and the SPECIAL SUBSIDIARIES as a group of entities. To BORROWER'S knowledge, no audit or other investigation is presently being conducted with respect to any tax obligation of BORROWER or its SUBSIDIARIES.

    7.16 The execution and delivery of the FINANCING AGREEMENTS, the borrowing by BORROWER as herein provided, the execution and delivery by BORROWER and the SPECIAL SUBSIDIARIES of all instruments, agreements and documents of every kind and nature pursuant to this instrument and the performance by the BORROWER and the SPECIAL SUBSIDIARIES of the OBLIGATIONS have been duly authorized by the respective Boards of Directors of the BORROWER and the SPECIAL SUBSIDIARIES and, to the extent required by law or otherwise, by stockholders of each, and the FINANCING AGREEMENTS and all instruments, agreements and documents executed pursuant thereto are valid and binding obligations of the BORROWER and the SPECIAL SUBSIDIARIES to the extent they are parties thereto, enforceable in accordance with their terms, except to the extent that such enforceability may be limited by laws of general application affecting the rights of creditors.

    7.17 There is no provision in the charter, the by-laws, or other charter documents of BORROWER or any of the SPECIAL SUBSIDIARIES, or any other indenture, contract or agreement to which BORROWER or the SPECIAL SUBSIDIARIES is a party or by which any of them is bound, which prohibits the execution and delivery of the FINANCING AGREEMENTS or the performance by the BORROWER or any of the SPECIAL SUBSIDIARIES of the OBLIGATIONS to which they are bound.

    7.18 No DEFAULT or EVENT OF DEFAULT exists. Neither the nature of BORROWER'S or the SPECIAL SUBSIDIARIES' business(es) or properties, nor any relationships in connection with the execution or delivery of the FINANCING AGREEMENTS is such as to require a consent, approval, license, permit or authorization of, or filing, registration, or qualification with, any governmental authority on the part of BORROWER or the SPECIAL SUBSIDIARIES as a condition to the execution and delivery of the FINANCING AGREEMENTS or any instrument, agreement or document contemplated hereby, or the performance by the BORROWER or any of the SPECIAL SUBSIDIARIES of the OBLIGATIONS.

    7.19 Exhibit 7.19 to this instrument sets forth a full list of all patents, patent applications, registered copyrights, and registered trademarks and service marks currently used by the BORROWER and the SPECIAL SUBSIDIARIES.

    7.20 Exhibit 7.20 to this instrument contains a description of all real property and material personal property which the BORROWER and each of the SPECIAL SUBSIDIARIES holds under a term of a LEASE, including a description of the property, the date of the LEASE and the identity of the lessor.

    7.21 BORROWER and each of its SUBSIDIARIES are in compliance with all ENVIRONMENTAL LAWS except to the extent that a failure so to comply would not materially and adversely affect their business or financial condition as a whole.

    7.22 BORROWER and each of its SUBSIDIARIES are in compliance with ERISA except to the extent that a failure so to comply would not materially and adversely affect their business or financial condition as a whole.

ARTICLE VIII

Affirmative Covenants

    8.01 In form and detail acceptable to AGENT, BORROWER and each of its SUBSIDIARIES shall furnish to AGENT (and AGENT shall thereafter as soon as practicable furnish the same to each of the LENDERS):

  (a)
  As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, consolidated and consolidating statements, on an unqualified audit basis, of income, retained earnings and cash flow of the BORROWER and its SUBSIDIARIES for such year, and audited balance sheets of the BORROWER and its SUBSIDIARIES as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the MAJORITY LENDERS and certified by the ACCOUNTANTS whose certificate shall be on an unqualified, audited basis representing an unqualified opinion, all in scope and substance satisfactory to the MAJORITY LENDERS, and such financial statements shall be prepared in accordance with GAAP.

  (b)
  As soon as practicable and in any event within thirty (30) days after the end of each of the first three quarterly periods in each FISCAL YEAR, consolidated and consolidating statements of income and cash flow of the BORROWER and its SUBSIDIARIES for the period from the beginning of the current FISCAL YEAR to the end of such quarterly period, and a balance sheet of the BORROWER and its SUBSIDIARIES as at the end of such quarterly period, setting forth in each case, in comparative form, figures for the corresponding period in the preceding FISCAL YEAR, all in reasonable detail, and such financial statements shall be prepared in accordance with GAAP subject to customary year end adjustments and the absence of footnotes. Such quarterly statements shall correspond to the information contained in BORROWER'S 10Q financial statements as filed with the Securities Exchange Commission.

  (c)
  As soon as practicable and in any event within thirty (30) days after the end of each month commencing with respect to the month ending June, 2001, consolidated and consolidating statements of income and cash flow of the BORROWER and its SUBSIDIARIES for the period from the beginning of the current FISCAL YEAR to the end of such month, and a balance sheet of the BORROWER and its SUBSIDIARIES as at the end of such month, setting forth in each case, in comparative form, figures for the corresponding period in the preceding FISCAL YEAR, all in reasonable detail, and such financial statements shall be prepared in accordance with GAAP subject to customary year-end adjustments. Such monthly statements shall contain individual store sales and the so-called "four-wall contribution" for such month of each such store together with a prior year comparison for such month for each such store, together with the following information: (i) a list of retail stores that are currently open; (ii) a list of retail stores not yet opened but for which a lease of space for such store premises has been executed or will be executed within sixty (60) days of the date of such list; and (iii) a list of all retail stores for which construction of the store premises has commenced but has not yet been completed. Such statements may be prepared internally.

  (d)
  Not later than October 1 of each FISCAL YEAR, annual projections for the next succeeding FISCAL YEAR of BORROWER and its SUBSIDIARIES, showing projected monthly balance sheets, income statements, and cash flows for the upcoming year, all in such form as the AGENT shall reasonably require.

  (e)
  At the time of delivery of the reports required by Sections 8.01(a) and 8.01(b), a certificate of the Chief Financial Officer, Vice President of Finance or Controller of the BORROWER, and

    at the time of delivery of the reports required by Section 8.01(a), a certificate from the ACCOUNTANTS (i) stating that, in his, her or their opinion, as the case may be, if such be the case, there has been and is existing no DEFAULT or EVENT OF DEFAULT hereunder, or if that not be the case, setting forth the details of all such DEFAULT or EVENT OF DEFAULT, and (ii) in such BORROWER'S officer's certificate showing appropriate calculations indicating compliance (or non-compliance) with the covenants set forth in Article IX.

  (f)
  Periodically, promptly after filed, copies of all notices to shareholders, all proxies, reports and any other publicly available materials filed with the Securities Exchange Commission and all press releases.

  (g)
  With reasonable promptness, such other financial data and/or operating data as AGENT or LENDERS may reasonably request in such form as AGENT or LENDERS may reasonably request.

    8.02 The BORROWER will, and will cause its SPECIAL SUBSIDIARIES, duly and punctually, to pay all interest, principal and all other amounts of money becoming due from such party to AGENT and will duly and punctually perform all things on their part to be done or performed under the FINANCING AGREEMENTS.

    8.03 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, at all times, keep proper books of account which shall at all times fairly reflect their financial condition and in which entries will be made of their transactions in accordance with GAAP to the extent applicable thereto.

    8.04 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to keep proper books and records of all of its business affairs, and shall make said books and records available, in its offices, for inspection, examination and copying by the AGENT or any LENDER and the AGENT'S or any LENDER'S representatives and at all reasonable times (and, prior to a DEFAULT or EVENT OF DEFAULT, upon reasonable notice), permit inspection of its books and records and properties by the AGENT and any LENDER.

    8.05 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, maintain its corporate existence in good standing. The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, comply with all laws and regulations of the United States, or any state or states thereof, of any political subdivision thereof and of any governmental authority which may be applicable to it or them or to its or their business including, without limitation, the ENVIRONMENTAL LAWS, provided, however, that a failure so to comply which does not materially and adversely affect its or their business or financial condition shall not be a breach hereof.

    8.06 The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or them or payable by it or them at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to its or their properties. The provisions of this section, however, shall not preclude BORROWER or any of its SPECIAL SUBSIDIARIES from contesting in good faith any such tax, nor shall there be a default hereunder, by reason of the existence of a lien for taxes not then due provided that the BORROWER or applicable SUBSIDIARY(IES) shall have set aside on its books reserves certified by the BORROWER to be adequate for the timely satisfaction of such obligations.

    8.07   The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, maintain its properties in good repair, working condition and order, reasonable wear and tear excepted, and from time to time, make all needful and proper repairs, renewals and replacements.

    8.08   The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, maintain insurance covering such risks and in such minimum amounts as the MAJORITY LENDERS may reasonably require, all such insurance to be in such form and for such periods and written by such companies as shall be reasonably acceptable to the MAJORITY LENDERS. AGENT shall be named as an additional "loss payee" as elsewhere herein provided and the AGENT shall receive certified copies of such original policies.

    8.09   The BORROWER shall, and shall cause each of its SPECIAL SUBSIDIARIES to, punctually and promptly make when due, after the expiration of all applicable periods of grace or notice, all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may arise) owing to persons, firms or corporations other than any LENDER, including, without limitation, indebtedness which may be secured by a security interest in assets of the BORROWER, its SPECIAL SUBSIDIARIES or their property(ies) and all obligations under the terms of any Leases. The provisions of this Section shall not preclude the BORROWER or its SPECIAL SUBSIDIARIES from contesting in good faith any such indebtedness or obligation. The BORROWER or its SPECIAL SUBSIDIARIES may accept extended payment terms regularly offered by any creditor selling goods to the BORROWER or its SPECIAL SUBSIDIARIES or furnishing services to the BORROWER or its SPECIAL SUBSIDIARIES.

    8.10   The BORROWER shall, and shall cause each of its SPECIAL SUBSIDIARIES to, pay or cause to be paid when due all amounts necessary to fund in accordance with its terms any deferred compensation and/or other employee benefit plans, whether now in existence or hereafter created and whether subject to the applicable provisions of ERISA and all regulations thereunder, and neither BORROWER nor any of its SPECIAL SUBSIDIARIES may withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of employees under circumstances that could result in any liability to "PBGC", or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan. To the extent that BORROWER or any SPECIAL SUBSIDIARY becomes subject to the provision of the ERISA, BORROWER will, promptly upon obtaining knowledge thereof, notify the AGENT of (i) the occurrence of any "reportable event" described in Section 4043 of ERISA, (ii) receipt of notice of an application by the PBGC to institute proceedings to terminate an employee benefit plan, and (iii) receipt of notice of any liability pursuant to Section 4202 of ERISA. Neither the BORROWER nor any SPECIAL SUBSIDIARY is a party to a MULTI-EMPLOYER PLAN.

    8.11   The BORROWER shall, and shall cause each of its SPECIAL SUBSIDIARIES promptly to give notice to AGENT of the commencement of any suit or proceedings against the BORROWER or any SPECIAL SUBSIDIARY, in which the amount claimed exceeds Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

    8.12   Upon the occurrence of any DEFAULT or EVENT OF DEFAULT, BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES promptly to give the AGENT notice thereof. Upon (i) the BORROWER's receipt of any written notice of mortgagor Birch Pond Realty Corporation's default under the HANCOCK MORTGAGE [as such term is defined in Section 10.01(m)] or (ii) upon BORROWER's actual knowledge of a failure timely to pay any sums owing to the holder of the HANCOCK MORTGAGE, or (iii) upon BORROWER's knowledge of any Event of Default under that certain lease between BORROWER (formerly DM Management Company) and Birch Pond

Realty Corporation dated March 1, 1999 relating to premises in Tilton, New Hampshire, then BORROWER shall promptly give the AGENT notice thereof.

    8.13   The BORROWER will give the AGENT not less than thirty (30) days' prior notice of any proposed change in the principal places of business or chief executive offices of the BORROWER or any SPECIAL SUBSIDIARY or the establishment of any other location of COLLATERAL, other than as currently shown on Exhibit 8.13 to this instrument.

    8.14   The BORROWER will give the AGENT not less than thirty (30) days' prior notice of any intended change by the BORROWER or any SPECIAL SUBSIDIARY in its corporate name or the adoption of any trade name.

    8.15   In the event of any change in the identification of the directors and statutory officers of the BORROWER and each SPECIAL SUBSIDIARY as reflected on Exhibit 8.15 to this instrument, the BORROWER shall, within thirty (30) days thereafter, give notice thereof to AGENT.

    8.16   The BORROWER shall, and shall cause each SPECIAL SUBSIDIARY to continue to maintain its primary deposit accounts with AGENT, from which payments due on LOANS may be deducted.

ARTICLE IX

NEGATIVE COVENANTS

    9.01   Except as permitted by Section 2.22 the BORROWER will not, and will not permit any SPECIAL SUBSIDIARY to, issue evidences of INDEBTEDNESS for borrowed money nor create, assume, become contingently liable for, nor suffer to exist INDEBTEDNESS for borrowed money in addition to indebtedness to AGENT on behalf of the LENDERS; provided, however, that BORROWER and each SPECIAL SUBSIDIARY (a) may incur liabilities other than for money borrowed which are incurred or arise in the ordinary course of the BORROWER'S or the SPECIAL SUBSIDIARY'S business(es), and (b) may in any fiscal year of the BORROWER or such SPECIAL SUBSIDIARY grant purchase money security interests in connection with the purchase of property with a purchase price not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate, and (c) has been given permission to incur such INDEBTEDNESS as is shown on Schedule 1.01.

    9.02   Except for loans from BORROWER to any of its SPECIAL SUBSIDIARIES and except for loans from any SPECIAL SUBSIDIARY to BORROWER, to the extent permitted by Section 2.22 hereof, neither BORROWER nor any SPECIAL SUBSIDIARY shall make or continue any loans to any individual, firm or corporation, including, without limitation, BORROWER'S and said SPECIAL SUBSIDIARIES' officers and employees except for loans or advances to employees and officers in the ordinary course of business not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any time.

    9.03   Except as described in Section 7.08, BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, invest in or purchase any stock or securities of any individual, firm, partnership, joint venture or corporation without the MAJORITY LENDERS' prior written consent; provided, however, that the BORROWER and any SPECIAL SUBSIDIARY, without the AGENT'S prior written consent may invest in (i) QUALIFIED INVESTMENTS and (ii) other securities the cost to BORROWER or such SPECIAL SUBSIDIARY of which do not exceed One Hundred Thousand DOLLARS ($100,000.00) in the case of any single issuer or Five Hundred Thousand DOLLARS ($500,000.00) in the aggregate with respect to all such issuers.

    9.04   The BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, merge or consolidate or be merged or consolidated with or into any other corporation or entity, nor shall

BORROWER create any SUBSIDIARY which is not in existence on the date of this AGREEMENT without obtaining the MAJORITY LENDERS' prior written consent.

    9.05   Except for sales of INVENTORY in the ordinary course of business, the BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, sell or dispose of any of its assets except for any sale or disposition of EQUIPMENT which is no longer needed by it for the conduct of its business.

    9.06   Except with respect to each LENDER as provided herein and except as provided in Section 2.22 hereof, or as previously consented to in writing by the AGENT on behalf of the LENDERS, the BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, grant or suffer to exist, any mortgage, pledge, title retention agreement, security interest, lien or encumbrance with respect to any of its assets, tangible or intangible, whether now owned or hereafter acquired including, but not limited to, the BORROWER'S ownership interests, and any other of its interests, in Birch Pond Realty Corporation, or subject any of their assets to the prior payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of INDEBTEDNESS except (i) landlords', carriers', warehousemans', mechanics' and other similar liens arising by operation of law in the ordinary course of business; (ii) liens arising out of pledge or deposits under worker's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iii) liens in favor of the AGENT on behalf of the LENDERS; (iv) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained (reasonably approved by the AGENT) in respect thereto; (v) judgment or prejudgment liens with respect to which there has issued a stay of execution pending appeal or otherwise and as to which appropriate reserves are maintained in respect thereto (reasonably approved by the AGENT); (vi) easements, rights of way, restrictions and other similar charges or liens relating to real property and not interfering in a material way with the ordinary conduct of business; (vii) liens securing the payment of INDEBTEDNESS permitted under Section 9.01 hereof; and (viii) encumbrances on the BORROWER'S and SPECIAL SUBSIDIARIES' property or assets created in connection with the refinancing of INDEBTEDNESS secured by liens on such property permitted hereunder that do not extend to property and assets of the BORROWER and SPECIAL SUBSIDIARIES not encumbered prior to such refinancing.

    9.07   The BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto including, without limitation, those businesses permitted in Section 7.07.

    9.08   Except for the GUARANTIES, the BORROWER shall not, and shall not permit any SPECIAL SUBSIDIARY to, guaranty, endorse, contingently agree to purchase or otherwise become liable for obligations for borrowed money of any other person, firm, partnership, joint venture, corporation or other entity except that BORROWER may execute guaranties in the ordinary course of business of obligations of the SPECIAL SUBSIDIARIES to third parties not involving indebtedness for borrowed money; provided, however, that the provisions of this Section 9.08 shall not preclude the BORROWER or any SPECIAL SUBSIDIARY from endorsing checks, drafts or other similar items for collection in the ordinary course of business.

    9.09   Except for the intercompany loan and cash management agreements between the BORROWER and each of the SPECIAL SUBSIDIARIES, neither the BORROWER nor any SPECIAL SUBSIDIARY will make or enter into any so-called management agreement whereby management, supervision or control of its business or any of its principal functions shall be delegated to any persons other than its duly elected officers and directors.

    9.10   Neither the BORROWER nor any SUBSIDIARY will change its FISCAL YEAR.

    9.11   The BORROWER and its SUBSIDIARIES on a consolidated basis will not at any time permit its ratio of consolidated INDEBTEDNESS plus the L/C BALANCE to TANGIBLE NET WORTH to exceed 1.25 to 1.

    9.12   The BORROWER and its SUBSIDIARIES on a consolidated basis will not at any time permit its ratio of "hard current assets" (defined as the aggregate of (i) cash less cash held in escrow, (ii) ACCOUNTS and (iii) INVENTORY) to current liabilities including ADVANCES to be less than 1.50 to 1.

    9.13   The BORROWER and its SUBSIDIARIES on a consolidated basis will not permit DEBT SERVICE COVERAGE to be less than 1.50 to 1. Such covenant shall be calculated with respect to fiscal quarters ending in FISCAL YEAR 2001 as follows: (i) for the three (3) month period ending March 31, 2001; (ii) for the six (6) month period ending June 30, 2001; (iii) for the nine (9) month period ending September 30, 2001; and (iv) for the twelve (12) month period ending December 31, 2001. Thereafter, such covenant shall be calculated as of March 31, 2002 for the twelve (12) month period ending on March 31, 2002 and as of each fiscal quarter thereafter for the twelve (12) month period ending on each such fiscal quarter thereafter.

    9.14   Neither BORROWER nor any SPECIAL SUBSIDIARY owns or has any present intention of acquiring any MARGIN STOCK. None of the funds advanced to the BORROWER nor any funds obtained by any SPECIAL SUBSIDIARY from BORROWER nor any funds obtained by BORROWER from any SUBSIDIARY will be used to purchase or carry any MARGIN STOCK. Neither BORROWER, nor any agent acting on its behalf, has taken any action which might cause this AGREEMENT or any of the NOTES to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as now in effect.

    9.15   The BORROWER will not, for any FISCAL YEAR, as measured at FISCAL YEAR END, permit its ratio of consolidated INDEBTEDNESS plus its L/C BALANCE plus the net present value discounted at eight percent (8%) of all operating leases including fully executed leases relating to retail stores of BORROWER or any of its SPECIAL SUBSIDIARIES which have not yet opened, to TANGIBLE NET WORTH to be greater than 2.25 to 1.

    9.16   BORROWER and its SPECIAL SUBSIDIARIES shall not open more than twenty-five new retail stores in any fiscal year of BORROWER, commencing with fiscal year 2001.

    9.17   BORROWER'S TANGIBLE NET WORTH shall not be less than Ninety Million Dollars ($90,000,000) from the date of CLOSING through December 30, 2001; and not be less than One Hundred Million Dollars ($100,000,000) on December 31, 2001 and thereafter.

    9.18   BORROWER shall maintain a net profit after payment of all taxes of at least One Dollar ($1.00) in any fiscal year.

ARTICLE X

EVENTS OF DEFAULT

    10.01  The occurrence of any of the following events shall be an EVENT OF DEFAULT hereunder and under each of the FINANCING AGREEMENTS:

  (a)
  The REVOLVING LOAN(S) and all accrued interest thereon shall not be paid in full on the TERMINATION DATE.

  (b)
  The BORROWER shall fail to reimburse the AGENT for any amounts due under or pursuant to any LETTER OF CREDIT within five (5) days after such reimbursement is due.

  (c)
  The BORROWER shall fail to make a payment of interest on the REVOLVING NOTES or other amount payable hereunder within five (5) days of when such payment is due (or if within any grace period provided therein).

  (d)
  The BORROWER shall fail to observe or perform any covenants contained in: Sections 8.01, 8.05, 8.08. 8.09, 8.13, 8.14, 8.15, 8.16, 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.15, 9.17 and 9.18 of this AGREEMENT; (ii) Sections 8.03, 8.06, 8.07, 8.10 and 8.11 of this AGREEMENT and such default shall continue unremedied for a period of fifteen (15) days; and (iii) any other Section of this AGREEMENT and such default shall continue unremedied for a period of ten (10) days after notice of such default is given to BORROWER by the AGENT.

  (e)
  The BORROWER or any SPECIAL SUBSIDIARY shall fail to observe any other covenant or agreement contained in any FINANCING AGREEMENT or in any instrument, document or agreement executed pursuant thereto when required or within any grace period provided therein.

  (f)
  Any written warranty, representation or statement made or furnished to AGENT or any LENDER by or on behalf of the BORROWER or any SPECIAL SUBSIDIARY proves to have been false in any material respect when made or furnished.

  (g)
  Any event including, without limitation, an event of default which permits the acceleration of the maturity of the indebtedness of the BORROWER or any SPECIAL SUBSIDIARY (i) to the AGENT or any LENDER, or (ii) to any other party under any indenture, agreement, undertaking or otherwise if the same relates to aggregate INDEBTEDNESS, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

  (h)
  Any judgment, levy, or seizure of any property of the BORROWER or any SPECIAL SUBSIDIARY in which the amount involved exceeds in the aggregate Two Hundred Fifty Thousand Dollars ($250,000.00) and which levy, judgment or seizure is not stayed within thirty (30) days.

  (i)
  Any attachment of any property of the BORROWER which attachment secures a claim in the aggregate of more than Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00) or more and is not discharged within thirty (30) days.

  (j)
  Dissolution or termination of existence, as the case may be of the BORROWER or any SPECIAL SUBSIDIARY.

  (k)
  Failure by any GUARANTOR to pay, perform or observe its OBLIGATIONS pursuant to any GUARANTY or other instrument in force between it and AGENT or any LENDER.

  (l)
  The BORROWER or any SPECIAL SUBSIDIARY shall: (i) cease, be unable, or admit in writing its inability to pay its debts as they mature or make a general assignment for the benefit of, or enter into any composition, trust mortgage or other arrangement with creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of the BORROWER or any such SPECIAL SUBSIDIARY or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced against the BORROWER or any SPECIAL SUBSIDIARY and continue unstayed and undismissed for sixty (60) days; or (iii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the BORROWER or any SPECIAL SUBSIDIARY and remain unstayed and undismissed for sixty

    (60) days, be approved as properly instituted or result in adjudication of bankruptcy or insolvency.

  (m)
  Birch Pond Realty Corporation, a SUBSIDIARY, shall grant or suffer to exist, any mortgage, pledge, title retention agreement, security interest or, lien other than a mortgage to John Hancock Real Estate Finance, Inc. with respect to that real estate in Tilton, New Hampshire (the "HANCOCK MORTGAGE") or shall, as to itself, fail to comply with any covenant provided in Sections 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 9.01, 9.02, 9.03, 9.04, 9.05 and 9.08 hereof within a period of time extended by a period equal to any notice and grace period provided herein for an equivalent obligation of BORROWER, if applicable, or shall fail to engage only in those businesses now permitted by its Articles of Organization.

  (n)
  BORROWER or any SUBSIDIARY shall incur or suffer to exist any lien for unpaid taxes of BORROWER or any SUBSIDIARY which lien secures a claim of more than Fifty Thousand DOLLARS ($50,000), whether or not such lien is being contested in good faith and whether or not adequate reserves have been set aside for the payment thereof.

ARTICLE XI

ENFORCEMENT

    11.01  Upon the occurrence of an EVENT OF DEFAULT, the AGENT may, and upon the written or telephonic (confirmed in writing) request of the MAJORITY LENDERS, shall by notice to the BORROWER declare: (i) the obligation of each LENDER to make LOANS to the BORROWER to be terminated, whereupon the same shall terminate, and (ii) the OBLIGATIONS, all interest and all other amounts payable under this Agreement and the REVOLVING NOTES, to be forthwith due and payable, whereupon such OBLIGATIONS, all such interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or notice, all of which are hereby expressly waived by BORROWER. The amount paid to AGENT which represents the aggregate of the face amount of all LETTERS OF CREDIT outstanding on the date of declaration shall be held by AGENT without interest and applied to satisfy any drafts presented under such LETTERS OF CREDIT. After the expiration of all LETTERS OF CREDIT outstanding on the date of declaration, any portion of such amount remaining in AGENT's hands shall be applied first to the payment of any interest, fees, or charges due to the AGENT or the LENDERS remaining unpaid, then to any principal on ADVANCES remaining unpaid and then any balance shall be remitted to the BORROWER.

    11.02  Any DEFAULT or EVENT OF DEFAULT may be waived as provided in Section 16.10. Any DEFAULT or EVENT OF DEFAULT so waived shall be deemed to have been cured and to be not continuing; but no such waiver shall extend to or affect any subsequent like DEFAULT or EVENT OF DEFAULT or impair any rights arising therefrom.

    11.03  If one or more EVENTS OF DEFAULT shall have occurred and be continuing, and if, pursuant to Section 11.01 all OBLIGATIONS have been declared due and payable, the AGENT shall, subject to the provisions of Section 16.12 proceed to protect and enforce the rights of the AGENT and all of the LENDERS by suit in equity, action at law and/or other appropriate proceedings. To the extent the AGENT receives any funds by reason of such enforcement, AGENT shall apply and distribute all sums so received by the AGENT or any compromise or settlement thereof, in the following order:

FIRST:	To the reimbursement of the AGENT and the LENDERS of all fees and expenses paid in connection with such enforcement;
SECOND:
To establish with the AGENT a fund equal to the undrawn and uncancelled portion of any LETTERS OF CREDIT then outstanding. Any portion of such fund remaining after expiration of all such LETTERS OF CREDIT, shall be applied and distributed in accordance with the provisions of the following subsections; and if such funds shall be insufficient, the provisions of Section 16.08 shall remain applicable.
THIRD:	To the Payment of accrued and unpaid interest and fees owing to the LENDERS, which shall be distributed by the AGENT ratably to the LENDERS, according to the COMMITMENT PERCENTAGES.
FOURTH:	To the payment of the unpaid principal of the ADVANCES, which shall be distributed by the AGENT ratably to the LENDERS, according to the COMMITMENT PERCENTAGES.

    11.04  Notwithstanding the provisions of Section 11.01, the OBLIGATIONS of BORROWER to pay thereunder an amount equal to the then outstanding LETTERS OF CREDIT may be satisfied by the delivery to the AGENT of a LETTER OF CREDIT which conforms in all respects to the requirements provided in Section 3.03.

    11.05  In addition to any rights and remedies of the LENDERS provided by law, if an EVENT OF DEFAULT occurs, each LENDER is authorized at any time and from time to time, without prior notice to BORROWER, any such notice being waived by the BORROWER to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness owing by, such LENDER to or for the credit or the account of the BORROWER against any and all OBLIGATIONS owing to such LENDER, now or hereafter existing, irrespective of whether or not the AGENT or such LENDER shall have made demand under this AGREEMENT or any FINANCING AGREEMENT and although such OBLIGATIONS may be contingent or unmatured. Each LENDER agrees promptly to notify the BORROWER and the AGENT after any such set-off and application made by such LENDER; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

ARTICLE XII

NOTICES

    12.01  All communications herein provided shall be in writing and shall be sufficient if (i) sent by United States mail, registered or certified, postage prepaid, and shall be deemed effective on the second BUSINESS DAY, (ii) delivered by national courier service which requires receipt evidencing delivery and shall be deemed effective on receipt or (iii) sent by confirmed telephone facsimile and addressed as provided in this Article, and shall be deemed effective upon transmission.

    12.02  The addresses to which such communications shall be sent are as follows:

    (a)
    If intended for the BORROWER, to:

      The J. Jill Group, Inc.
      4 Batterymarch Park
      Quincy, MA 02169
      Fax: (617) 769-0177
      Attn: Olga L. Conley, Chief Financial Officer

      with courtesy copies to:

      Foley, Hoag &
      Eliot, LLP
      One Post Office Square
      Boston, MA 02109
      Fax: (617) 832-7000
      Attn: David R. Pierson, Esq.

    (b)
    If intended for LENDERS to:

      Citizens Bank of Massachusetts
      28 State Street
      Boston, MA 02109
      Fax: (617) 725-5690

      Attn: Lori B. Leeth, Senior Vice President

      HSBC Bank USA
      452 Fifth Avenue
      New York, NY 10018
      Fax (212) 525-2554

      Attn: Christopher M.S. Harrocks, Vice President

      Bank of New Hampshire, N.A.
      c/o BankNorth Group, Inc.
      7 New England Executive Park, Suite 700
      Burlington, MA 01803
      Fax (781) 229-5663

      Attn: Jon R. Sundstrom, Senior Vice President

    (c)
    If intended for AGENT:

      Citizens Bank of Massachusetts
      28 State Street
      Boston, MA 02109
      Fax (617) 725-5690

      Attn: Lori B. Leeth, Senior Vice President

      with courtesy copies to:

      Schnader Harrison Goldstein & Manello
      265 Franklin Street
      Boston, MA 02110
      Fax: 617-946-8100
      Attn: Richard J. Snyder, Esq.
               Paul J. Levenson, Esq.

      AGENT'S PAYMENT OFFICE:

      28 State Street
      Boston, MA 02109

    12.03  The addresses set forth herein may be changed by notice to the other party hereunder.

ARTICLE XIII

MISCELLANEOUS

    13.01  The BORROWER shall, and shall cause its SPECIAL SUBSIDIARIES to, from time to time, execute and deliver to the AGENT all such other and further reasonable instruments and documents and take or cause to be taken all such other and further action as AGENT may reasonably request in order to effect and confirm more securely in the AGENT all rights contemplated in this Agreement, and in any other of the FINANCING AGREEMENTS.

    13.02  The BORROWER may take any action herein prohibited or omit to perform any act required to be performed by the BORROWER if the BORROWER shall obtain the AGENT'S prior written consent to each such action, or omission to act. No waiver on the AGENT'S part on any one occasion shall be deemed a waiver on any other occasion. The AGENT shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of the AGENT.

    13.03  This Agreement may be amended only by an instrument in writing and duly signed by the BORROWER and an authorized officer of the AGENT on behalf of the MAJORITY LENDERS as provided in Section 16.10.

    13.04  All covenants, agreements, representations and warranties contained in this AGREEMENT shall bind the BORROWER and its successors and assigns, and shall inure to the AGENT for the benefit of the LENDERS and the benefit of the successors and assigns of AGENT and the LENDERS, whether expressed or not; provided, however, that the BORROWER may not assign its rights or benefits hereunder.

    13.05  All rights of the AGENT hereunder shall be cumulative. The AGENT shall not be required to have recourse to any COLLATERAL or other security before enforcing its rights or remedies against the BORROWER. BORROWER hereby waives presentment and protest of any instrument and any notice thereof.

    13.06  If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

    13.07  This Agreement shall be construed and enforced as an instrument under seal in accordance with the laws of The Commonwealth of Massachusetts.

    13.08  The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

    13.09  In the event the BORROWER fails to make any payment, or BORROWER or any SUBSIDIARY fails to take any action required by this Agreement or any other of the FINANCING AGREEMENTS, AGENT may, but shall not be required to, upon prior notice to the BORROWER make such payment or, upon prior notice to BORROWER or such SUBSIDIARY, take, or cause to be taken, such action. If the AGENT chooses to make any such payment or to take or cause to be taken any such action, the amount of such payment and the cost of such action shall become part of the OBLIGATIONS, shall be payable upon demand and, until paid in full, shall bear interest at the rate set forth in Section 4.07 hereof.

    13.10  The BORROWER and its SUBSIDIARIES shall pay on demand all reasonable out-of-pocket costs and expenses of every kind and nature, including reasonable attorneys' fees and costs, incurred or expended by the AGENT and the LENDERS in connection with the preparation of the FINANCING AGREEMENTS, the making of LOANS hereunder, the collection or sale or attempted collection or sale of the COLLATERAL and the protection or supervision thereof and the protection or enforcement of the AGENT'S and LENDER'S rights hereunder. The BORROWER acknowledges that such supervision will include updated appraisals of BORROWER'S and its SPECIAL SUBSIDIARIES' INVENTORY, and audits of the BORROWER'S and its SPECIAL SUBSIDIARIES' business(es), records, and assets by employees, agents, or other representatives of the AGENT, but the BORROWER shall not be required to pay for such audits unless undertaken after an EVENT OF DEFAULT shall have occurred and while the same shall be continuing. So long as no EVENT OF DEFAULT shall have occurred, BORROWER shall not be required to pay for more than one such INVENTORY appraisal in any FISCAL YEAR.

    13.11  The LENDER, the BORROWER and each other party hereto irrevocably waive all right to a trial by jury in any proceeding hereafter instituted by or against any LENDER or the BORROWER in respect of this AGREEMENT or arising out of any FINANCING AGREEMENTS.

ARTICLE XIV

CONDITIONS PRECEDENT

    14.01  Unless each of the following conditions are satisfied at the CLOSING, and until each of the following conditions are satisfied, no LOANS will be made:

  (a)
  All instruments and documents required to be executed on or prior to the CLOSING pursuant to the terms hereof shall have been duly executed and delivered.

  (b)
  The AGENT on behalf of each LENDER shall hold a valid and perfected security interest in the COLLATERAL, including, without limitation, all of the capital stock of each of the SPECIAL SUBSIDIARIES, subject to no other lien, charge, encumbrances or security interest of any kind or nature except as otherwise explicitly provided in this Agreement.

  (c)
  The AGENT shall have received from counsel to the BORROWER and its SUBSIDIARIES opinions satisfactory in form and substance to the AGENT.

  (d)
  The AGENT shall have received a certificate from the Clerk or other appropriate recording officer of the BORROWER and each SPECIAL SUBSIDIARY in form and substance satisfactory to the AGENT and its counsel, showing the authority of the BORROWER and each such SUBSIDIARY (as the case may be) to enter into and amend and restate this AGREEMENT and, without limitation, the FINANCING AGREEMENTS, to perform the OBLIGATIONS to which each such party is bound, and the specific authority of the persons executing this Agreement and all instruments and documents pursuant hereto so to execute. AGENT shall have received any amendments, certified copies of the Articles of Organization (or other charter documents) and By-Laws of the BORROWER and each SPECIAL SUBSIDIARY since the same were last submitted to it.

  (e)
  All policies of insurance described herein or in any other of the FINANCING AGREEMENTS, shall have been obtained, shall be in full force and effect, and shall show AGENT as an additional loss payee. AGENT shall have received a binder with respect to each such policy showing compliance herewith. Such policies shall not be canceled except upon thirty (30) days' advance written notice to AGENT.

  (f)
  AGENT shall have received such certificates from public officials with respect to the corporate existence of the BORROWER and each SPECIAL SUBSIDIARY and the qualification to do business and good standing of each, as the AGENT may reasonably require.

  (g)
  AGENT shall have received such other and further documents and instruments as AGENT may reasonably require.

  (h)
  AGENT on behalf of the LENDERS shall have received a Facility Fee of One Hundred Twenty-Five Thousand DOLLARS ($125,000)

ARTICLE XV

CLOSING

    15.01  All instruments and documents then to be executed pursuant hereto shall be executed and delivered at a CLOSING to be held on the CLOSING DATE at the offices of Schnader Harrison Goldstein & Manello, 265 Franklin Street, Boston, Massachusetts.

ARTICLE XVI

The AGENT

    16.01  The AGENT is authorized to take such action on behalf of each of the LENDERS and to exercise all such powers as are hereunder and in related documents delegated to the AGENT, together with such powers as are reasonably incidental thereto.

    16.02  The AGENT may exercise its powers and exercise its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this AGREEMENT and the FINANCING AGREEMENTS. The AGENT may utilize the services of such PERSONS as the AGENT in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such PERSONS shall be paid by the BORROWER.

    16.03  Neither the AGENT nor any of its shareholders, directors, officers or employees nor any other person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder, or in connection herewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the AGENT or such other PERSON, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

    16.04  The AGENT shall not be responsible for the execution or validity or enforceability of this AGREEMENT, or any of the other FINANCING AGREEMENTS or for the value of any security or for the validity, enforceability or collectibility of any such amounts owing with respect to the LOANS, or for any recitals or statements, warranties or representations herein or made in any certificate or instrument hereafter furnished to it by or on behalf of the BORROWER or its SPECIAL SUBSIDIARIES or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute collateral security for the LOANS. The AGENT shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by or on behalf of the BORROWER or any holder of any of the LOANS shall have been duly authorized or is true, accurate and complete. The AGENT has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability for the financial condition of the BORROWER or its SPECIAL SUBSIDIARIES and each LENDER represents and warrants to the AGENT that it has made its own independent evaluation of the credit-worthiness of the BORROWER, and its SPECIAL SUBSIDIARIES and has not relied upon the AGENT or any material or information furnished by the AGENT in making such evaluation.

    16.05  If, in the opinion of the AGENT, the distribution of any amount received by it in such capacity hereunder might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the AGENT is to be repaid, each PERSON to whom any such distribution shall have been made shall either repay to the AGENT its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such PERSONS as shall be determined by the court. With respect to the OBLIGATIONS, a payment to the AGENT shall be deemed to be a payment to the LENDERS.

    16.06  In its individual capacity, CITIZENS shall have the same obligations and the same rights, powers and privileges in respect to its commitment and the LOANS made by it hereunder as it would have were it not also the AGENT.

    16.07  In addition to and not in limitation of the provisions of Article II, each LENDER to the extent of its COMMITMENT PERCENTAGE in the LOANS, shall indemnify and hold AGENT harmless from any loss by reason of the AGENT, in accordance with the terms of this AGREEMENT, issuing a LETTER OF CREDIT, or making an ADVANCE but such indemnity shall not cover gross negligence or willful misconduct by the AGENT.

    16.08  The AGENT may resign on not less than thirty (30) days notice to each LENDER and BORROWER. The AGENT may be removed by vote of the MAJORITY LENDERS on not less than thirty (30) days' written notice to AGENT and BORROWER. Upon the resignation or removal of the AGENT, a successor AGENT shall be designated by the MAJORITY LENDERS.

    16.09  Each LENDER, to the extent of its COMMITMENT PERCENTAGE in the LOANS, shall indemnify and hold AGENT harmless from any claim or demand, including, without limitation, counsel fees and expenses, in connection with any claim by any PERSON including, without limitation, BORROWER and its SPECIAL SUBSIDIARIES that AGENT, by any act or omission, has breached its obligations under the FINANCING AGREEMENTS to such PERSON; provided, however, that the provisions of this indemnification do not relate to any act or omission of the AGENT which constitutes willful misconduct or gross negligence.

    16.10  No amendment or waiver of any provisions of this AGREEMENT or any other FINANCING AGREEMENTS, and no consent with respect to any departure of the BORROWER or any SUBSIDIARY therefrom, shall be effective unless the same shall be in writing and signed by the MAJORITY LENDERS (or by the AGENT at the written request of the MAJORITY LENDERS) and the BORROWER and acknowledged by the AGENT, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all of the LENDERS and the BORROWER and acknowledged by the AGENT, do any of the following:

    (a) increase or extend the COMMITMENT AMOUNT or COMMITMENT PERCENTAGE of any LENDER or reinstate any commitment terminated pursuant to Article XI.

    (b) postpone or delay any date fixed by this AGREEMENT or any other FINANCING AGREEMENT for any payment of principal, interest, fees or other amounts due to the LENDERS (or any of them) hereunder or under any other FINANCING AGREEMENT including any prepayments;

    (c) reduce the principal of, or the rate of interest specified herein on any LOAN, or any fees or other amounts payable hereunder or under any other FINANCING AGREEMENT;

    (d) change the COMMITMENT PERCENTAGE of any LENDER or of the aggregate unpaid principal amount of the LOANS which is required for the LENDERS or any of them to take any action hereunder;

    (e) release the COLLATERAL held by AGENT on behalf of, and for the benefit of all of the LENDERS;

    (f)  amend this Section or any provision herein providing for consent or other action by all LENDERS; or

    (g) amend the definition of "MAJORITY LENDERS" set forth in Section 1.01;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the AGENT in addition to the MAJORITY LENDERS or all of the LENDERS, as the case may be, affect the rights or duties of the AGENT under this AGREEMENT or any other FINANCING AGREEMENT.

    16.11  The AGENT'S OBLIGATIONS to proceed, pursuant to Section 11.03 is subject, however, to each of the following conditions:

    (a) The AGENT shall have been so directed to proceed by the MAJORITY LENDERS;

    (b) The AGENT shall have received such indemnification with respect to costs and expenses as it may reasonably require from the LENDERS; and

    (c) Any compromise or settlement of the LENDERS' claims with respect to the OBLIGATIONS shall be effected, only upon the prior approval of all of the LENDERS.

ARTICLE XVII

TERMINATION

    17.01  Upon the TERMINATION DATE, all obligations of AGENT and any LENDER to make ADVANCES shall terminate, and the CREDIT BALANCE shall become immediately due and payable in full without notice or demand.

    17.02  Notwithstanding the passage of the TERMINATION DATE, and the payment of the CREDIT BALANCE, until all OBLIGATIONS shall have been fully paid, performed and satisfied, all rights of AGENT and each LENDER arising under this Agreement and other FINANCING AGREEMENTS shall continue, and all obligations of BORROWER and its SPECIAL SUBSIDIARIES arising under this Agreement and the other FINANCING AGREEMENTS shall continue.

ARTICLE XVIII

OTHER LOANS

    18.01  So long as any LOANS are outstanding hereunder, no LENDER shall lend any money or extend any credit to BORROWER or any SPECIAL SUBSIDIARY except for the lending of money or extension of credit permitted by this AGREEMENT.

ARTICLE XIX

INCONSISTENCY IN FINANCING AGREEMENTS

    19.01  In the event that any provision of the other FINANCING AGREEMENTS, is inconsistent with a provision of this Fifth Amended and Restated Loan Agreement, then and in such event, the provisions of this instrument shall control.

    19.02  The existence of a provision in the other FINANCING AGREEMENTS which is not present in this Fifth Amended and Restated Loan Agreement shall not be deemed to be an inconsistency.

ARTICLE XX

PARTICIPATION

    20.01(a)  Any LENDER may, with the written consent of the BORROWER at all times other than during the existence of an EVENT OF DEFAULT and the AGENT, which consents of the BORROWER shall not be unreasonably withheld, at any time assign and delegate to one or more ELIGIBLE ASSIGNEES (provided that no written consent of the BORROWER or AGENT shall be required in connection with any assignment and delegation by a LENDER to an ELIGIBLE ASSIGNEE that is an AFFILIATE of such LENDER) (each an "ASSIGNEE") all, or any ratable part of all, of the LOANS, COMMITMENT AMOUNTS, and the other rights and obligations of such LENDER hereunder, in a minimum amount of $5,000,000; provided, however, that the BORROWER and the AGENT may continue to deal solely and directly with such LENDER in connection with the interest so assigned to an ASSIGNEE until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the ASSIGNEE, shall have been given to the BORROWER and the AGENT by such LENDER and the ASSIGNEE; (ii) such LENDER and its ASSIGNEE shall have delivered to the BORROWER and the AGENT an Assignment and Acceptance in the form of Exhibit 20.01(a) ("ASSIGNMENT AND ACCEPTANCE") together with any NOTE or NOTES subject to such assignment and (iii) the assignor LENDER or ASSIGNEE has paid to the AGENT a processing fee in the amount of $3,500; provided, further, that any LENDER may assign or transfer all, or any ratable part of all, of the LOANS, the COMMITMENT AMOUNTS, and the other rights and obligations of such LENDER hereunder in any amount to any other LENDER, with the consent of the AGENT and no consent of the BORROWER shall be required in respect thereof.

      (b)   From and after the date that the AGENT notifies the assignor LENDER that it has received (and provided its consent with respect to) an executed ASSIGNMENT AND ACCEPTANCE and payment of the above-referenced processing fee, (i) the ASSIGNEE thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such ASSIGNMENT AND ACCEPTANCE, shall have the rights and obligations of a LENDER under the FINANCING AGREEMENTS, and (ii) the assignor LENDER shall, to the extent that rights and obligations hereunder and under the other FINANCING AGREEMENTS have been assigned by it pursuant to such ASSIGNMENT AND ACCEPTANCE, relinquish its rights and be released from its obligations under the FINANCING AGREEMENTS.

      (c)   Within five BUSINESS DAYS after its receipt of notice by the AGENT that it has received an executed ASSIGNMENT AND ACCEPTANCE and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 20.01(a), the BORROWER shall execute and deliver to the AGENT, new NOTES evidencing such ASSIGNEE'S assigned LOANS and COMMITMENT AMOUNT and, if the assignor LENDER has retained a portion of its LOANS and its COMMITMENT AMOUNT, a replacement NOTE in the principal amount of the REVOLVING LOANS retained by the assignor LENDER (such NOTE to be in exchange for, but not in payment of, the NOTE held by such LENDER). Immediately upon each ASSIGNEE'S making its processing fee payment under the ASSIGNMENT AND ACCEPTANCE, this AGREEMENT shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the ASSIGNEE and the resulting adjustment of the COMMITMENT AMOUNTS arising therefrom. The COMMITMENT AMOUNT allocated to each ASSIGNEE shall reduce such COMMITMENT AMOUNT of the assigning LENDER pro tanto.

      (d)   Any LENDER may at any time sell to one or more commercial banks or other PERSONS not AFFILIATES of the BORROWER (a "PARTICIPANT") participating interests in any LOANS, the COMMITMENT AMOUNT of that LENDER and the other interests of that LENDER (the "ORIGINATING LENDER") hereunder and under the other FINANCING AGREEMENTS; provided, however, that (i) the ORIGINATING LENDER'S obligations under this AGREEMENT shall remain unchanged, (ii) the ORIGINATING LENDER shall remain solely responsible for the performance of such obligations, (iii) the BORROWER and the AGENT shall continue to deal solely and directly with the ORIGINATING LENDER in connection with the ORIGINATING LENDER'S rights and obligations under this AGREEMENT and the other FINANCING AGREEMENTS, and (iv) no LENDER shall transfer or grant any participating interest under which the PARTICIPANT has rights to approve any amendment to, or any consent or waiver with respect to, this AGREEMENT or any other FINANCING AGREEMENTS, except to the extent such amendment, consent or waiver would require unanimous consent of the LENDERS as described in the first proviso to Section 16.10. If amounts outstanding under this AGREEMENT are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an EVENT OF DEFAULT, each PARTICIPANT shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this AGREEMENT to the same extent as if the amount of its participating interest were owing directly to it as a LENDER under this AGREEMENT.

      (e)   For as long as Citizens and HSBC BANK USA, and Bank of New Hampshire, N.A. are the sole LENDERS, if any of such LENDERS desires to assign all or any part of its rights and obligations under the FINANCING AGREEMENTS (collectively the "OFFERED RIGHTS AND OBLIGATIONS") to any ASSIGNEE pursuant to subsection (a) of this Section 20.01 then such assigning LENDER shall first give a written notice (an "ASSIGNMENT NOTICE") thereof to such other LENDER, identifying (i) the proposed assignee and the OFFERED RIGHTS AND OBLIGATIONS (including the sum of the aggregate principal amount of the LOANS and the aggregate amount of the unused COMMITMENT AMOUNTS to be assigned) and (ii) any other material terms and conditions of the proposed assignment. Such ASSIGNMENT NOTICE shall constitute an irrevocable offer from such assigning LENDER to assign all of the OFFERED RIGHTS AND OBLIGATIONS to such other LENDER upon the same terms and conditions as such assigning LENDER is willing to assign the OFFERED RIGHTS AND OBLIGATIONS to the proposed assignee. Within fifteen (15) days following the giving of the ASSIGNMENT NOTICE ("OPTION PERIOD"), such other LENDER may elect, by giving written notice of such election to the assigning LENDER, to purchase all of the OFFERED RIGHTS AND OBLIGATIONS. If such other LENDER does not elect to purchase all of the OFFERED RIGHTS AND OBLIGATIONS, then the assigning LENDER shall be free to assign to the proposed assignee, upon the terms stipulated in the ASSIGNMENT NOTICE and in accordance with the provisions of subsection (a) of this Section 20.01 all of the OFFERED RIGHTS AND OBLIGATIONS within the fifteen (15) calendar days following the end of the OPTION PERIOD.

    20.02  Notwithstanding any other provision in this AGREEMENT, any LENDER may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this AGREEMENT and the NOTE held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 C.F.R. §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

THE J. JILL GROUP, INC.
		By:	/s/ OLGA L. CONLEY Olga L. Conley, Chief Financial Officer
CITIZENS BANK OF MASSACHUSETTS
		By:	/s/ LORI B. LEETH Lori B. Leeth, Senior Vice President
HSBC BANK USA
		By:	/s/ GEORGE AHLMEYER George Ahlmeyer, Senior Vice President
BANK OF NEW HAMPSHIRE, N.A.
		By:	/s/ JON R. SUNDSTROM Jon R. Sundstrom, Senior Vice President
CITIZENS BANK OF MASSACHUSETTS, as AGENT
By:	/s/ LORI B. LEETH Lori B. Leeth, Senior Vice President

SCHEDULE 1.01C

EXISTING INDEBTEDNESS

$9,500,000 loan from Citizens Leasing Corporation (assigned in part to BancBoston Leasing, Inc.)

$980,000 loan from the Belknap County Economic Development Council, Inc.

$12,000,000 loan to Birch Pond Realty Corp. by John Hancock Real Estate Finance, Inc.

Capital Lease with VAResources Inc. for mobile/wearable scanning equipment and a wireless wrist computer.

Capital Lease with Steelcase Financial Services, Inc. for fixtures and equipment.

EXHIBIT 2.02

NOTICE OF BORROWING REQUEST

    Date:______________

Citizens Bank of Massachusetts as AGENT for the several financial institutions
    ("LENDERS") from time to time party to that certain Fifth Amended and Restated
    Loan Agreement dated as of June  , 2001 with The J. Jill Group, Inc. (the "LOAN
    "AGREEMENT")

Ladies and Gentlemen:

    The undersigned, The J. Jill Group, Inc., a Delaware corporation (the "BORROWER") refers to the LOAN AGREEMENT (capitalized terms not otherwise defined herein being used herein are defined in the LOAN AGREEMENT), and hereby gives you notice irrevocably, pursuant to Section 2.02 of the LOAN AGREEMENT, of a request for a BORROWING as follows:

1.
The aggregate amount of the proposed BORROWING is $         .

2.
The BUSINESS DAY of the proposed BORROWING is         ,    .

3.
The BORROWING is to be comprised of:

(i)
A LIBOR RATE ADVANCE in the amount of $            .

(ii)
A PRIME RATE ADVANCE in the amount of $            .

4.
The duration of the Interest Period applicable to such LIBOR RATE ADVANCE included in the BORROWING shall be one/two/three month(s).

    The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed BORROWING, before and after giving effect thereto and to the application of the proceeds therefrom:

      (a) the conditions set forth in Section 2.15 of the LOAN AGREEMENT have been fulfilled;

      (b) The amount of QUALIFIED INVESTMENTS as of the date hereof is $            .

      (c) The REVOLVING LOAN BALANCE does not and will not as a result of the BORROWING exceed the limitations thereon set forth in subsection 2.01 of the LOAN AGREEMENT, and the CREDIT BALANCE does not exceed the AGGREGATE COMMITMENT AMOUNT.

THE J. JILL GROUP, INC.
By:
Name:
Title:

EXHIBIT 2.09

NOTICE OF CONVERSION/CONTINUATION

    Date:______________

Citizens Bank of Massachusetts as AGENT for the several financial institutions
    ("LENDERS") from time to time party to that certain Fifth Amended and Restated
    Loan Agreement dated as of June  , 2001 with The J. Jill Group, Inc. (the "LOAN
    AGREEMENT")

Ladies and Gentlemen

    The undersigned, The J. Jill Group, Inc., a Delaware corporation, refers to the LOAN AGREEMENT (capitalized terms not otherwise defined herein being used herein are defined in the LOAN AGREEMENT), and hereby gives you notice irrevocably, pursuant to Section 2.09 of the LOAN AGREEMENT, of the [conversion] [continuation] of the LOANS specified herein that:

1.
The date of the [conversion] [continuation] is            .

2.
The aggregate amount of LOANS [converted] is $         or [continued] is $      .

3.
The LOANS are to be [converted into] [continued as] [LIBOR RATE] [PRIME RATE] LOANS.

4.
[If applicable:] The duration of the INTEREST PERIOD for the LOANS included in the [conversion] [continuation] shall be one/two/three month(s).

THE J. JILL GROUP, INC.
By:
Name:
Title:

EXHIBIT 6.06A

LANDLORD'S LIEN WAIVER CERTIFICATE

    WHEREAS, the undersigned, having a mailing address as set forth on Exhibit A annexed hereto (hereinafter the "Lessor") has leased certain premises (the "Premises") to The Birch Pond Group, Inc., a Massachusetts corporation, with its principal office at 4 Batterymarch Park, Quincy, Massachusetts 02169 (hereinafter, "Lessee"), pursuant to the lease described in Exhibit A (hereinafter with any amendments, modifications, extensions, replacements or renewals, the "Lease"); and

    WHEREAS, the Premises are a part of certain Real Estate described in Exhibit A; and

    WHEREAS, Citizens Bank of Massachusetts, with an address at 28 State Street, Boston, Massachusetts 02109 (hereinafter, together with its successors, assigns, and transferees, the "Lender"), has agreed to establish a loan arrangement with Lessee's parent corporation, The J.Jill Group, Inc., (hereinafter, the "Loan Arrangement") on the condition that, among other collateral to be granted, Lessee grants to the Lender a security interest in the Lessee's personal property other than leasehold improvements and fixtures (hereinafter, the "Personal Property"); and

    WHEREAS, as a condition to establishing the Loan Arrangement the Lender requires that the Lessor agree to the matters described in this Landlord's Lien Waiver Certificate ("Certificate"); and

    NOW THEREFORE, in consideration of the foregoing and upon the request of Lessee, the Lessor hereby makes the following representations and covenants:

      1.  The Lessor represents that:

        (a) the Lease is currently in full force and effect;

        (b) the Lease has not been modified or amended except as set forth in Exhibit A; and

        (c) Lessee is not in default under the Lease.

      2.  The Lessor acknowledges and recognizes Lessee as the Lessee under the Lease.

      3.  Upon notice to the Lessor by the Lender of the exercise of Lender's rights against Lessee, the Lessor shall:

        (a) not interfere with any enforcement by the Lender of the Lender's rights in and to the Personal Property of the Lessee located on the Premises provided that the Lender shall not conduct any public sale of Personal Property in, at or from the Premises;

        (b) not distrain nor assert any claim against the Personal Property;

        (c) permit the Lender to enter upon the Premises and remove the Personal Property from the Premises, provided, the Lender agrees that it shall remove the Personal Property in not more than thirty (30) business days from the date of entry and shall promptly repair, at the Lender's expense, any physical damage to the Premises caused by said removal;

      4.  Lessor shall:

        (a) provide the Lender with written notice (with reasonable particularity) of any breach or default by the Lessee under the Lease and provide the Lender with a copy of any notice of any such breach or default of the Lease as and when such notice is forwarded to the Lessee; and

        (b) not terminate the Lease except upon prior written notice to the Lender specifying (with reasonable particularity) the nature of the breach or default by the Lessee and furnishing the Lender with an opportunity to cure such breach or default. Lessor agrees to accept any cure by the Lender if such cure is proffered not more than thirty (30) days after the Lender's receipt of such written notice of such breach or default. Notwithstanding the provisions of this Paragraph, the Lender shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Lender on any one occasion shall not obligate the Lender to cure any other breach or default or to cure such default on any other occasion.

      5.  The Lender shall not become liable for the obligations of Lessee under the Lease. If the Lender takes possession of the Premises and the Lessee has ceased making payments due to the Lessor on account of the Premises, the Lender shall pay the Lessor a reasonable sum for the use and occupancy of that portion of the Premises actually occupied by the Lender from the date on which the Lender shall have taken possession of the Premises until the date of the Lender's vacating the Premises (on which date, the Lender shall surrender the Premises to the Lessor in its then present condition). By taking possession of any portion of the Premises or curing any breach or default, the Lender shall not be deemed to have assumed any of the obligations of the Lessee to the Lessor.

      6.  All notices under this Certificate shall be sent certified mail, return receipt requested, as follows:

If to Lessor:	As set forth on Exhibit A
If to the Lender:	Citizens Bank of Massachusetts 28 State Street Boston, MA 02109 Attn: Lori B. Leeth, Sr. V.P.
with a copy to:	Schnader Harrison Goldstein & Manello 265 Franklin Street Boston, MA 02110 Attn: Richard J. Snyder, Esq. Paul J. Levenson, Esq.

      All notices hereunder shall be deemed to have been received upon receipt or refusal.

      7.  In connection with any future loan arrangements between the Lender and Lessee, the Lessor hereby agrees to execute and deliver to the Lender an additional Lien Waiver substantially in the form hereof, within ten (10) days of receipt of a written request from the Lender.

      8.  This Certificate is delivered to the Lender and is binding on the Lessor and its successors and assigns, may be relied upon and shall inure to the benefit of, the Lender, its successors and assigns.

    It is intended that this Certificate take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

    Dated as of this        day of             , 2001.

[LESSOR:]

STATE OF ____________________________________
                  ,ss.

                        , 2001

    Then personally appeared the above-named             ,              of              as aforesaid and acknowledged the foregoing to be the free act and deed of              as aforesaid, before me,

Notary Public My Commission Expires:

EXHIBIT A

Name of Lessor:

Address of Lessor:

Lease dated:

Premises described in Lease:

Description of Real Estate of which the Premises are a part.

Amendments to Lease:

Notices to Lessor to be sent to address set forth above with copy to:

EXHIBIT 6.06B

LANDLORD'S LIEN WAIVER CERTIFICATE

Alabama*

Arizona

Florida*

Georgia

New Jersey

Oregon

Texas

Utah

Virginia

Washington

*
Landlord's Lien Waiver Certificate to be obtained only from lessors of locations other than the currently operating store in this state.

EXHIBIT 6.07

LANDLORD'S LIEN WAIVER CERTIFICATE

    WHEREAS, Birch Pond Realty Corporation, having a mailing address at 100 Birch Pond Drive, Tilton, New Hampshire 03276 (hereinafter the "Lessor") has leased the premises located at 100 Birch Pond Drive, Tilton, New Hampshire 03276 (the "Premises") to The J. Jill Group, Inc., a Delaware corporation, with its principal office at 4 Batterymarch Park, Quincy, Massachusetts 02169 (hereinafter, "Lessee"), pursuant to the Lease dated as of March 1, 1999 (hereinafter with any amendments, modifications, extensions, replacements or renewals, the "Lease"); and

    WHEREAS, Citizens Bank of Massachusetts, with an address at 28 State Street, Boston, Massachusetts 02109 (hereinafter, together with its successors, assigns, and transferees, the "Lender"), has agreed to establish a loan arrangement with Lessee's parent corporation, The J.Jill Group, Inc., (hereinafter, the "Loan Arrangement") on the condition that, among other collateral to be granted, Lessee grants to the Lender a security interest in the Lessee's personal property other than leasehold improvements and fixtures (hereinafter, the "Personal Property"); and

    WHEREAS, as a condition to establishing the Loan Arrangement the Lender requires that the Lessor agree to the matters described in this Landlord's Lien Waiver Certificate ("Certificate"); and

    NOW THEREFORE, in consideration of the foregoing and upon the request of Lessee, the Lessor hereby makes the following representations and covenants:

  1.
  The Lessor represents that:

        (a) the Lease is currently in full force and effect;

        (b) the Lease has not been modified or amended; and

        (c) Lessee is not in default under the Lease.

  2.
  The Lessor acknowledges and recognizes Lessee as the Lessee under the Lease.

  3.
  Upon notice to the Lessor by the Lender of the exercise of Lender's rights against Lessee, the Lessor shall:

        (a) not interfere with any enforcement by the Lender of the Lender's rights in and to the Personal Property of the Lessee located on the Premises;

        (b) not distrain nor assert any claim against the Personal Property;

        (c) permit the Lender to enter upon the Premises and remove the Personal Property from the Premises, provided, the Lender agrees that it shall promptly repair, at the Lender's expense, any physical damage to the Premises caused by said removal;

  4.
  Lessor shall:

        (a) provide the Lender with written notice (with reasonable particularity) of any breach or default by the Lessee under the Lease and provide the Lender with a copy of any notice of any such breach or default of the Lease as and when such notice is forwarded to the Lessee; and

        (b) not terminate the Lease except upon prior written notice to the Lender specifying (with reasonable particularity) the nature of the breach or default by the Lessee and furnishing the Lender with an opportunity to cure such breach or default. Lessor agrees to accept any cure by the Lender if such cure is proffered not more than thirty (30) days after the Lender's receipt of such written notice of such breach or default. Notwithstanding the provisions of this Paragraph, the Lender shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Lender on any one occasion shall not obligate the Lender to cure any other breach or default or to cure such default on any other occasion.

  5.
  The Lender shall not become liable for the obligations of Lessee under the Lease. If the Lender takes possession of the Premises and the Lessee has ceased making payments due to the Lessor on account of the Premises, the Lender shall pay the Lessor a reasonable sum for the use and occupancy of that portion of the Premises actually occupied by the Lender from the date on which the Lender shall have taken possession of the Premises until the date of the Lender's vacating the Premises (on which date, the Lender shall surrender the Premises to the Lessor in its then present condition). By taking possession of any portion of the Premises or curing any breach or default, the Lender shall not be deemed to have assumed any of the obligations of the Lessee to the Lessor.

  6.
  All notices under this Certificate shall be sent certified mail, return receipt requested, as follows:

If to Lessor:	100 Birch Pond Drive Tilton, NH 03276
If to the Lender:	Citizens Bank of Massachusetts 28 State Street Boston, MA 02109 Attn: Lori B. Leeth, Sr. V.P.
with a copy to:	Schnader Harrison Goldstein & Manello 265 Franklin Street Boston, MA 02110 Attn: Richard J. Snyder, Esq. Paul J. Levenson, Esq.

      All notices hereunder shall be deemed to have been received upon receipt or refusal.

  7.
  In connection with any future loan arrangements between the Lender and Lessee, the Lessor hereby agrees to execute and deliver to the Lender an additional Lien Waiver substantially in the form hereof, within ten (10) days of receipt of a written request from the Lender.

  8.
  This Certificate is delivered to the Lender and is binding on the Lessor and its successors and assigns, may be relied upon and shall inure to the benefit of, the Lender, its successors and assigns.

    It is intended that this Certificate take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

    Dated as of this 29th day of June, 2001.

Birch Pond Realty Corporation
By:
Olga L. Conley, Treasurer

The Lessee, The J. Jill Group, Inc., acknowledges notice of the foregoing.

Dated: June 29, 2001	The J. Jill Group, Inc.
By:
Olga L. Conley, Treasurer

EXHIBIT 7.03

FOREIGN QUALIFICATION

         BORROWER is qualified to do business as a foreign corporation in Massachusetts, New Hampshire Illinois, Pennsylvania and Rhode Island.

    BIRCH POND is qualified to do business as a foreign corporation in Alabama, Arizona, California, Colorado, Florida, Georgia, Illinois, Michigan, Minnesota, Missouri, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, Tennessee, Texas, Utah, Virginia and Washington.

    J. JILL DIRECT is qualified to do business as a foreign corporation in New Hampshire and Pennsylvania.

    QT SERVICES is qualified to do business as a foreign corporation in New Hampshire.

EXHIBIT 7.04

LIENS

         Liens have been filed by:

    BORROWER:

    1.  Citizens Bank of Massachusetts

    2.  Citizens Leasing Corporation against financed equipment and proceeds (assigned in part to BancBoston Leasing, Inc.)

    3.  Steelcase Financial Services, Inc. against leased fixtures and equipment and proceeds

    4.  Belknap County Economic Development Council, Inc. against financed equipment and proceeds

    J. JILL DIRECT:

    1.  Citizens Bank of Massachusetts

    BIRCH POND:

    1.  Citizens Bank of Massachusetts

    QT SERVICES:

    1.  Citizens Bank of Massachusetts

    2.  VAResources Inc. against leased equipment.

EXHIBIT 7.08

SUBSIDIARIES AND INVESTMENTS

None.

EXHIBIT 7.09

LITIGATION

None.

EXHIBIT 7.12

UNDISCLOSED LIABILITIES

None.

EXHIBIT 7.13

CERTAIN EVENTS SINCE MARCH 31, 2001

None.

EXHIBIT 7.15

TAXES

None.

EXHIBIT 7.19

INTELLECTUAL PROPERTY

         BORROWER'S registered marks and applications for registration of marks are listed on the attached Schedule A.

EXHIBIT 7.20

LEASED PROPERTY

     Real Property

Description	Date of Lease	Lessor
Quincy, MA corporate office	09/21/98	National Fire Protection Association
Tilton, NH operations and corporate fulfillment center	03/01/99	Birch Pond Realty
See attached list of Retail stores
See attached list of Outlet stores

Material Personal Property

Description	Date of Lease	Lessor
Mobile/Wearable scanning equipment and wireless wrist computer	11/6/00	VAResources, Inc.

EXHIBIT 8.13

LOCATION OF COLLATERAL

         The COLLATERAL is kept at the REAL ESTATE and the facilities described in Exhibit 7.19.

EXHIBIT 8.15

DIRECTORS AND STATUTORY OFFICERS

BORROWER:
Directors:
Gordon R. Cooke William E. Engbers Brett D. Heffes Thomas J. Litle Ruth M. Owades Samuel L. Shanaman Jonathan P. Ward
Statutory Officers:
President: Treasurer: Secretary:	Gordon R. Cooke Olga L. Conley David R. Pierson
BIRCH POND:
Directors:
Dennis J. Adomaitis Bradley Eckhart
Statutory Officers:
President: Treasurer: Clerk: Assistant Clerk:	Dennis Adomaitis Stephen Barcello Bradley Eckhart David R. Pierson
J. JILL DIRECT:
Directors:
John J. Hayes Faythe Shortelle-Valenzon
Statutory Officers:
President: Treasurer: Clerk:	John J. Hayes John J. Hayes David R. Pierson
QT SERVICES:
Directors:
Gordon R. Cooke Olga L. Conley
Officers:
President: Treasurer: Clerk:	Gordon R. Cooke Olga L. Conley David R. Pierson

ATTACHMENT A
THE J. JILL GROUP, INC.—LIST OF RETAIL LOCATIONS AS OF JUNE 1, 2001

THE BIRCH POND GROUP, INC.
J. JILL—THE STORE

STORE #	STORE LOCATION	STREET ADDRESS	CITY	ST	ZIP	SPACE	LANDLORD
20	NATICK MALL	1245 WORCESTER RD	NATICK	MA	01760	# 208	GENERAL GROWTH PROPERTIES—NATICK
21	PROVIDENCE PLACE	100 FRANCIS ST	PROVIDENCE	RI	02903	# B219	PROVIDENCE PLACE GROUP
22	WATER TOWER	845 N. MICHIGAN AVE.	CHICAGO	IL	60611	# 620	URBAN RETAIL PROPERTIES
23	MALL OF AMERICA	145 SOUTH BOULIVARD	BLOOMINGTON	MN	55425		MOAC MALL HOLDINGS LLC
24	PACIFIC PLACE	600 PINE ST.	SEATTLE	WA	98101	# 315	PINE STREET DEVELOPMENT
25	THE WESTCHESTER	125 WESTCHESTER AVE	WHITE PLAINS	NY	10601	# 3080	SIMON PROPERTY GROUP
26	TYSONS CORNER	8070 TYSONS CORNER CTR.	McLEAN	VA	22102	# K3U	TYSONS CORNER, LLC
27	SOMERSET COLLECTION	2801 W. BIG BEAVER RD.	TROY	MI	48084	# G-239	SOMERSET COLLECTION LIMITED PARTNERSHIP (FORBES/COHEN)
28	FLATIRON CROSSING	#1 W. FLATIRON CIRCLE	BROOMFIELD	CO	80021	#1190	FLATIRON HOLDING, LLC (WESTCOR PARTNERS)
29	GALLERIA @ ROSEVILLE	1151 HARDING BLVD.	ROSEVILLE	CA	95678	# 116	URBAN RETAIL PROPERTIES
36	RIDGEDALE CENTER	12325 WAYZATA BLVD.	MINNETONKA	MN	55305	# 1040	RIDGEDALE JOINT VENTURE (ROUSE)
37	BURLINGTON MALL	ONE BURLINGTON MALL	BURLINGTON	MA	01803	# 2011	BELLWETHER PROPERTIES OF MASS. LP (SIMON)
38	TOWN CENTER-BOCA RATON	6000 W. GLADES RD.	BOCA RATON	FL	33431	# 1220	SIMON PROPERTY GROUP
39	OLD ORCHARD	275 OLD ORCHARD ROAD	SKOKIE	IL	60077	# B-9	URBAN RETAIL PROPERTIES
40	PIONEER PLACE	700 SW MORRISON ST.	PORTLAND	OR	97204	#2330	PIONEER PLACE LIMITED PARTNERSHIP
41	WALT WHITMAN	160 WALT WHITMAN RD.	HUNTINGTON STATION	NY	11746	#1012	THE RETAIL PROPERTY TRUST
42	SOUTH PARK MALL	4400 SHARON ROAD	CHARLOTTE	NC	28211	# E-3	SOUTH PARK MALL LIMITED PARTNERSHIP
43	SOUTHSHORE PLAZA	250 GRANITE STREET	BRAINTREE	MA	02184	#2065A	BRAINTREE PROPERTY ASSOC., LP (SIMON)
44	CRABTREE VALLEY MALL	4325 GLENWOOD AVE.	RALEIGH	NC	27612	# 1008	CVM ASSOCIATES LIMITED PARTNERSHIP
46	RIVERCHASE GALLERIA	2000 RIVERCHSE GALLERIA	BIRMINGHAM	AL	35244	#223	WILSON
47	MAIN PLACE @ SANTA ANA	2800 N. MAIN ST.	SANTA ANA	CA	92705	#320	SANTA ANA VENTURE
48	WALDEN GALLERIA	ONE WALDEN GALLERIA	BUFFALO	NY	14225	#G-105	PYRAMID COMPANY
49	PERIMETER MALL	4400 ASHFORD DUNWOOD RD.	ATLANTA	GA	30346	#2590	ROUSE
51	CHERRY CREEK MALL	3000 EAST FIRST AVE.	DENVER	CO	80206	#E-212	TAUBMAN
52	TOPANGA PLAZA	6600 TOPANGA CANYON BLVD.	CANOGA PARK	CA	91303	#62	TOPANGA PLAZA PARTNERSHIP (WESTFIELD)
53	TUCSON MALL	4500 N. ORACLE RD.	TUCSON	AZ	85705	#227	ORACLE-WETMORE CO.
54	PLAZA FRONTENAC	80 PLAZA FRONTENAC	ST. LOUIS	MO	63131	#80	DAVIS STREET
56	SAN FRANCISCO CENTRE	865 MARKET ST. BOX A	SAN FRANCISCO	CA	94103	#214	S.F. SHOPPING CENTRE ASSOCIATES, LP
64	GLENDALE GALLERIA	2182 GLENDALE GALLERIA	GLENDALE	CA	91210	#G-15	GLENDALE I MALL ASOICATES

ATTACHMENT A
THE J. JILL GROUP, INC.—LIST OF RETAIL LOCATIONS AS OF JUNE 1, 2001

J. JILL DIRECT
J. JILL—THE OUTLET

STORE LOCATION	STREET ADDRESS	CITY	ST	ZIP	SPACE	LANDLORD
WRENTHAM VILLAGE PREMIUM OUTLETS	1 PREMIUM OUTLETS BLVD.	WRENTHAM	MA	2093	# 275	Chelsea GCA Realty
LAKES REGION FACTORY STORES	120 LACONIA ROAD	TILTON	NH	3276	# 122	RR Laconia, Inc.
SETTLERS GREEN O.V.P.	14 SETTLERS GREEN	NORTH CONWAY	NH	3860	# 14	Settlers' RI, Inc.

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FIFTH AMENDED AND RESTATED LOAN AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II REVOLVING LOANS
ARTICLE III LETTERS OF CREDIT
ARTICLE IV INTEREST, FEES AND COMPUTATION
ARTICLE V
ARTICLE VI Security, Guaranties and Subordination
ARTICLE VII Warranties and Representations
ARTICLE VIII Affirmative Covenants
ARTICLE IX NEGATIVE COVENANTS
ARTICLE X EVENTS OF DEFAULT
ARTICLE XI ENFORCEMENT
ARTICLE XII NOTICES
ARTICLE XIII MISCELLANEOUS
ARTICLE XIV CONDITIONS PRECEDENT
ARTICLE XV CLOSING
ARTICLE XVI The AGENT
ARTICLE XVII TERMINATION
ARTICLE XVIII OTHER LOANS
ARTICLE XIX INCONSISTENCY IN FINANCING AGREEMENTS
ARTICLE XX PARTICIPATION
SCHEDULE 1.01C EXISTING INDEBTEDNESS
EXHIBIT 2.02 NOTICE OF BORROWING REQUEST
EXHIBIT 2.09 NOTICE OF CONVERSION/CONTINUATION
EXHIBIT 6.06A
LANDLORD'S LIEN WAIVER CERTIFICATE
EXHIBIT A
EXHIBIT 6.06B
LANDLORD'S LIEN WAIVER CERTIFICATE
EXHIBIT 6.07
LANDLORD'S LIEN WAIVER CERTIFICATE
EXHIBIT 7.03 FOREIGN QUALIFICATION
EXHIBIT 7.04 LIENS
EXHIBIT 7.08 SUBSIDIARIES AND INVESTMENTS
EXHIBIT 7.09 LITIGATION
EXHIBIT 7.12 UNDISCLOSED LIABILITIES
EXHIBIT 7.13 CERTAIN EVENTS SINCE MARCH 31, 2001
EXHIBIT 7.15 TAXES
EXHIBIT 7.19 INTELLECTUAL PROPERTY
EXHIBIT 7.20 LEASED PROPERTY
EXHIBIT 8.13 LOCATION OF COLLATERAL